Exhibit 10.23

                                                    Transaction No. 1203-P-01-01


                           LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT (as amended, restated, supplemented and otherwise modified from time to time, this "Agreement") made and entered into as of June 30, 2005 by and between PDS Gaming Corporation, a Minnesota corporation, with an office and place of business at 6280 Annie Oakley Drive, Las Vegas, Nevada 89120-3910 ("Lender"), Cruise Holdings I, LLC, a Nevada limited liability company ("Cruise I"), Cruise Holdings II, LLC, a Nevada limited liability company ("Cruise II"), Royal Star Entertainment, LLC, a Delaware limited liability company ("RSE"), Riviera Beach Entertainment, LLC, a Delaware limited liability company ("RBE"), ITG Vegas, Inc., a Nevada corporation ("ITGV") and ITG Palm Beach, LLC, a Delaware limited liability company ("ITGPB"), each jointly and severally, each with an office and place of business at One East 11th Street, Suite 500, Riviera Beach, Florida 33404 (Cruise I, Cruise II, RSE, RBE, ITGV and ITGPB are hereinafter individually and collectively referred to as the "Borrower"), Palm Beach Maritime Corporation, a Delaware corporation ("PBM"), Palm Beach Empress, Inc., a Delaware corporation ("PBE"), International Thoroughbred Gaming Development Corporation, a New Jersey corporation ("ITGD"), International Thoroughbred Breeders, Inc., a Delaware corporation ("ITB"), with an office and place of business at 1105 North Market Street, Wilmington, Delaware 19899 (PBM, PBE, ITGD and ITB are hereinafter individually and collectively referred to as "Guarantor").

                                    AGREEMENT

     NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND AGREEMENTS CONTAINED HEREIN, AND SUBJECT TO THE TERMS OF THIS AGREEMENT AND THE RELATED LOAN DOCUMENTS, Lender and Borrower hereby agree as follows:

1. Definitions. As used in this Agreement, and not otherwise defined herein, the following terms shall be defined as follows:

     a. "Affiliate" , with respect to any Loan Party, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, five percent (5%) or more of the capital stock or other equity ownership interests having ordinary voting power in the election of directors or managers (if a limited liability company) of such Loan Party,(b) each Person that controls, is controlled by or is under common control with such Loan Party, (c) each of such Loan Party's executive officers, directors, managers (if a limited liability company), joint venturers and partners and (d) the immediate family members, spouses and lineal


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descendants of individuals who are Affiliates of Loan Parties.  For the purposes of this definition, "control" of an entity means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise; provided, however, that the term "Affiliate" as it relates to any Loan Party shall specifically exclude Lender.

     b. "Big Easy Marketing Expenses" means those non-recurring expenses incurred by Borrower in connection with the promotion and marketing of the Big Easy Vessel subsequent to its initial voyage through and including the grand opening event, the aggregate amount of which expenses shall not exceed $250,000.

     c. "Big Easy Mortgage" means that certain first-priority Preferred Mortgage made by Cruise II, as owner of the Big Easy Vessel, to and for the benefit of Lender, securing the original principal amount of the Note in the amount of Twenty-Nine Million Three Hundred Thirteen Thousand Eight Hundred Eighty Eight Dollars and Ninety Six Cents (US$29,313,888.96) plus interest, duly recorded in the records of the United States Coast Guard, as assigned to PDS Funding 2004-A, LLC as permitted under this Agreement.

     d. "Big Easy Vessel" means the Casino Cruise Ship EMPRESS II, now known as the Big Easy, United States Official Number 998517 ("Big Easy Vessel").

     e. "Charges" means all federal, state, county, city, municipal, local, tribal, foreign or other taxes of a governmental authority, levies, assessments, charges, liens, claims or encumbrances upon or relating to (a) the Vessels or the Collateral, (b) the Obligations, (c) the employees, payroll, income or gross receipts of any Loan Party, (d) any Loan Party's ownership or use of any properties or other assets, or (e) any other aspect of any Loan Party's business.

     f. "Code" means the Uniform Commercial Code of Florida except where the Uniform Commercial Code of another state governs the perfection of a security interest in the Equipment, as defined in Section 5 herein, located in that state.

     g. "Collateral" means the assets of the Loan Parties from time to time pledged pursuant to the Security Agreement, the Pledge Agreement, the Turnberry Note Pledge or the OC Note Pledge. "Collateral" shall include, without limitation, purchase price, rents, revenues, royalties, license fees, other fees, issues, profits, principal and interest payments, monies, properties, accounts, payment intangibles, receipts and other payments of every kind arising from the Turnberry Note, the ownership, sale, financing or operation by Loan Parties of the

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Vessels,  dividends  and  other  distributions  received  from  Special  Purpose
Subsidiaries in connection with the operation of Royal Star Vessel in Brazil (if so operated) and any Gaming Investment.

     h. "Contingent Event" shall be deemed to have occurred upon the occurrence of (i) the combined annual PB Earnings, defined below, with respect to ITGV's United States domestic operations, is greater than Seventeen Million Dollars ($17,000,000.00) (hereinafter referred to as, an "Earnings Event") and (ii) the aggregate combined ITG Debt, as defined below, of ITGV and ITGPB is less than two and three tenths (2.3) times the combined annual PB Earnings with respect to ITGV's United States domestic operations. For purposes of calculating the existence of a Contingent Event, the amount of debt associated with any PDS Entity operating lease shall be determined by reducing the original equipment cost or gross lease amount of such PDS Entity operating lease by (i) 2.7% per month for a thirty-six (36) month lease, (ii) 2.0% per month for a forty-eight
(48) month lease and (iii) 1.6% per month for a sixty (60) month lease until such time as such lease is paid in full; at which time it shall be reduced to zero.

     i. "Control" (including with correlative meaning, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

     j. "EBITDA" means, with respect to any Person and for any period of determination, an amount equal to (i) net income (or deficit) of such Person determined in accordance with GAAP ("Net Income") for such period, after the exclusion of (A) all items which should be classified as extraordinary, all determined in accordance with GAAP, (B) all non-recurring "pre-opening" expenses incurred in connection with any Vessel prior to its initial voyage, (C) Big Easy Marketing Expenses, (D) all insurance proceeds (other than proceeds of business interruption insurance) received by such Person during such period to the extent included in Net Income and (E) tax gains and losses of such Person upon the disposition of capital assets plus (ii) all amounts deducted in computing Net Income for such period in respect of (A) Interest Expense, (B) noncash amortization expense, (C) depreciation, (D) income taxes and (E) the payment of the ITGV Employee Bonuses.

     k. "Eligible Bank" means a bank that (a) either (i) has (A) a short-term unsecured debt obligations rating of at least "AA" by Standard & Poor's and, if rated by another rating agency, are rated in an equivalent category by such other rating agency, or (B) a long-term unsecured debt obligations rating of at least "AA-" by

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Standard  & Poor's  and,  if rated by  another  rating  agency,  are rated in an equivalent category by such other rating agency, or (ii) is another bank satisfactory to Lender, and (b) insures the deposits with such bank through the Federal Deposit Insurance Corporation.

     l. "Excess Cash" means, as determined for the Borrower for any period of determination, beginning July 4, 2005, the cumulative EBITDA through the last day of such period of determination less (without duplication and each as expended during such period of determination): (i) Interest Expense; (ii) payments in respect of taxes, including payments made pursuant to the terms of the Tax Sharing Agreement, (iii) permitted Capital Expenditures actually made (as opposed to committed), (iv) Charter Payments, (v) ITB Distributions, (vii) principal payments paid in respect of Indebtedness, including the Loan, (viii) all non-recurring "pre-opening" expenses incurred in connection with any Vessel prior to its initial voyage and (ix) Big Easy Marketing Expenses.

     m. "Gaming Investment" means a portion of the original principal amount of the Loan in an amount up to $1,999,696.84, which may be used solely by a Special Purpose Subsidiary in accordance with the terms hereof to make an Investment in a gaming business.

     n. "Guaranty" means that certain guaranty of even date herewith made by ITB, PBM, PBE and ITGD for the benefit of Lender and guaranteeing the obligations of Borrower under this Agreement, the Note, the Security Agreement and other documents related thereto.

     o. "Guaranteed Indebtedness" means, with respect to any Person, any obligation guaranteeing, providing comfort or otherwise supporting any Indebtedness, lease, dividend, or other obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, including any obligation or arrangement to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business) or (e) indemnify the owner of such primary obligation against loss in respect thereof. The amount of any Guaranteed Indebtedness at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation then outstanding then outstanding in respect of which such Guaranteed Indebtedness is incurred

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and (y) the maximum  amount for which such Person may be liable  pursuant to the terms of the instrument embodying such Guaranteed Indebtedness,  or the terms of
the  Indebtedness  being  guaranteed,   as  applicable,  or  if  not  stated  or
determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

     p. "Indebtedness" means, with respect to any Person, (i) all iindebtedness for borrowed money, (ii) that portion of obligations with respect to capital leases which is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money,
(iv) any obligation owed for all or any part of the deferred purchase price of assets, real or personal property or services which purchase price is (a) due more than six (6) months from the date of incurrence of the obligation in respect thereof, or (b) evidenced by a note or similar written instrument, (v) all indebtedness secured by any lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person, (vi) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (vii) all obligations under commodity purchase or option agreements or other commodity price hedging arrangements, in each case, whether contingent or matured, (viii) all obligations under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, (ix) all indebtedness referred to above secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other encumbrance upon or in property or other assets (including accounts and contract rights) of such Person, even though such Person has not assumed or become liable for the payment of such indebtedness, and (x) the Obligations.

     q. "Interest Expense" means, with respect to any measuring period, the sum of all interest expense (cash and non-cash) paid or required to be paid by Borrower during such period in respect of all Indebtedness of Borrower, including the Loan. r. "Investments" means, with respect to any Person, any capital stock or other equity ownership interest, evidence of Indebtedness, partnership or limited liability company interest or other securities of any other entity, any loan, advance, contribution of capital, extension of credit or commitment therefor, including without

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limitation the guaranty of  Indebtedness  of others or make whole  commitment or similar obligation, and any purchase of or agreement to purchase (a) any securities of another entity or (b) any business or undertaking of any other Person or any commitment or option to make any such purchase, provided, that Investments shall not include current trade and customer accounts receivable (excluding advances) for goods or services provided or rendered in the ordinary course of business and payable in accordance with customary trading terms in the ordinary course of business by such Person.

     s. "ITG Debt" means all Indebtedness of Borrower and any of their respective Subsidiaries, whether secured or unsecured, including without limitation (A) the Leases and any future operating lease with any PDS Entity,
(B) any capital leases, (C) obligations of ITB that are recourse to ITGV, (D) any debt of ITGV Subsidiaries that own or operate any collateral or security for any PDS Entity operating or capital lease, and (E) such debt created, related to or arising from any Palm Beach Entity's obligations pursuant to this Agreement, the Note, the Mortgages, any other Loan Documents, the Big Easy Vessel, the Princess Vessel and the Royal Star Vessel; but not including fees and other charges paid or payable (but not in default) in respect thereof and not including existing and future operating leases between ITGV or ITGPB and any party other than a PDS Entity, its Subsidiaries and Affiliates, approved by PDS in writing prior to execution.

     t. "ITGV Employee Bonuses" means cash bonuses to be paid by ITGV to certain of its employees in an aggregate amount not to exceed $368,600 plus the amount of the payroll taxes owing in respect thereof, which bonuses are to be paid in lieu of granting certain options to purchase shares of ITB's common stock that were authorized in 2003.

     u. "ITGV Parties" means ITGV, ITGPB, RBE and RSE.

     v. "Leases" means, both individually and collectively, (i) that certain Master Lease Agreement made and entered into as of July 6, 2004 among PDS Gaming Corporation, as lessor ("PDS"), ITGV and ITGPB, together with the Lease Schedule Nos. T3, T4 and T5 thereto, wherein PDS leases certain gaming equipment ("Gaming Equipment") identified therein to ITGV and ITGPB for use on the Big Easy Vessel and Princess Vessel and (ii) that certain Master Lease Agreement made and entered into as of the date hereof between PDS and RSE, together with Lease Schedule No. 1 thereto, wherein PDS leases certain Gaming Equipment identified therein to RSE for use on the Royal Star Vessel.

     w. "Lender's Account" means account number 35013958 maintained at Silver State Bank.

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     x. "Loan  Documents"  means this  Agreement,  the Note, the Mortgages,  the
Security Agreement, the Controlled Account Agreement(s), the Pledge Agreement, the Turnberry Note Pledge, the OC Note Pledge, the Guaranty, the Leases and any other documents related thereto.

     y. "Loan Party" means Borrower and Guarantor.

     z. "Management Services Agreement" means a management services agreement between a Borrower or an Affiliate of Borrower (e.g., ITB Investment, Inc.) and a Special Purpose Subsidiary pursuant to which the Borrower provides management, accounting or other services to the Special Purpose Subsidiary on an arms-length basis and in exchange for reasonable and commensurate compensation.

     aa. "Mortgages" means, both individually and collectively, the Big Easy Mortgage, the Princess Mortgage and the Royal Star Mortgage.

     bb. "Net Revenue" means, without duplication, (i) fare revenue plus casino revenue plus on-board revenue less (ii) the total amount of complimentary passenger fares plus other discounts.

     cc. "Note" means that certain promissory note of even date herewith made by Borrower, jointly and severally, and payable to Lender.

     dd. "Obligations" means all present and future liabilities and obligations of Borrower to Lender hereunder (including without limitation the Loan), under the Note, under the other Loan Documents and all other liabilities and obligations of Borrower to Lender of every kind, now existing or hereafter owing, matured or unmatured, direct or indirect, absolute or contingent, joint or several, including any extensions and renewals thereof and substitutions therefor.

     ee. "OC Note" means that certain Promissory Note, dated May 1, 2002, made by OC Realty, LLC in favor of ITGV, in the principal amount of $2,021,176.90.

     ff. "OC Note Pledge" means that certain Pledge Agreement of even date herewith made by ITGV in respect of the OC Note.

     gg. "Palm Beach Port Lease" means that certain Maritime Office Complex Lease & Operating Agreement, dated on or about April 26, 2002, between ITGV, as lessee, and Port of Palm Beach District, as lessor.

     hh. "PB Earnings" means (i) Borrower's EBITDA plus (ii) without double counting, rents, as specifically permitted below, calculated on the prior four months' average PB Earnings annualized as set forth on the attached Exhibit C. Further, Lender and the Borrower acknowledge and agree that for purposes of calculating PB

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Earnings,  hereunder,  "rents" shall (y) only include any interest payments made by Borrower to any PDS Entity under the Loan Documents and any rent payments made by Borrower to Lender under either Lease, and (z) specifically exclude any other rent, lease, interest, principal or similar payments made by any of the Palm Beach Entities to any of the other Palm Beach Entities or any third parties.

     ii. "PDS Entities" means PDS, Lender, Cruise Holdings III, LLC, a Nevada limited liability company, Cruise Holdings IV, a Nevada limited liability company, and any other Subsidiaries or affiliates of PDS.

     jj. "Permitted Investments" means (i) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having one of the two highest ratings obtainable from either Standard & Poor's or Moody's Investors Service, Inc., (iii) certificates of deposit, maturing no more than one (1) year from the date of creation thereof, issued by an Eligible Bank, (iv) time deposits, maturing no more than thirty (30) days from the date of creation thereof with an Eligible Bank, (v) money market or mutual funds that invest solely in one or more of the investments described in clauses (i) through (iv) above, and (vi) the Gaming Investment, provided that, with respect to item (vi), such Gaming Investment (A) is consummated through and held by a Special Purpose Subsidiary, (B) will not, in Lender's good faith determination, made in its sole and exclusive discretion at the time of the investment, jeopardize Lender's (or Lender's parent company's, Subsidiaries' or affiliates') business or privileged licenses and (C) cannot be made unless and until such time as (I) the Loan Parties have fully complied with Section 14(qq) hereof and (II) the Big Easy Vessel (x) has received all required governmental approvals to permit it to conduct voyages for paying customers and (y) has conducted its first regularly scheduled voyage for paying customers.

     kk. "Person" means any individual or entity.

     ll. "Pledge Agreement" means that certain Pledge Agreement of even date herewith made by Guarantor to and for the benefit of Lender.

     mm. "Princess Mortgage" means that certain first-priority Preferred Mortgage made by Cruise I, as owner of the Princess Vessel, to and for the benefit of Lender, securing the original principal amount of the Note in the amount of Twenty-Nine Million Three Hundred Thirteen Thousand Eight Hundred Eighty Eight Dollars and Ninety Six Cents (US$29,313,888.96) plus interest, duly recorded in the Panama Registry, as assigned to PDS Funding 2004-A, LLC as permitted under this Agreement.

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     nn.  "Princess  Vessel"  means the casino  cruise ship Palm Beach  Princess
(Patente No. 12324-PEXT-7 and IMO No. 8402937).

     oo. "RBE Dock Lease" means that certain Dockage Space Agreement, dated January 5, 2005, between RBE and the City of Riviera Beach.

     pp. "Recourse Indebtedness" means, without double counting, Indebtedness and Guaranteed Indebtedness, the terms and conditions of which Indebtedness or Guaranteed Indebtedness, as the case may be, permit the lender of such Indebtedness or Guaranteed Indebtedness, as the case may be, to seek recourse directly against any Loan Party (without limiting such recourse to certain collateral or assets), as the case may be, upon default by a Loan Party under or with respect to such Indebtedness or Guaranteed Indebtedness.

     qq. "Restricted Payments" means, with respect to any Borrower, any of the following: (a) the declaration or payment of any dividend or distribution or the incurrence of any liability to make any other payment or distribution of cash or other property or assets in respect of capital stock or other equity ownership interest (including, without limitation, a return of capital) other than any such declaration or payment or distribution made by PBM or PBE of any Charter Payment permitted to be paid hereunder; (b) any payment on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Borrower's capital stock or other equity ownership interest or any other payment or distribution made in respect thereof, either directly or indirectly other than to or in respect of another Borrower; (c) any payment made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire capital stock or other equity ownership interest of such Borrower now or hereafter outstanding; (d) any payment of a claim for the rescission of the purchase or sale of, or for material damages arising from the purchase or sale of, such Borrower's capital stock or other equity ownership interest or of a claim for reimbursement, indemnification or contribution arising out of or related to any such claim for damages or rescission other than by another Borrower; (e) any payment, loan, loan repayment, contribution, or other transfer of funds or other property to any direct or indirect holder of the capital stock or other equity ownership interest of such Borrower other than to another Borrower or to the equity holders of PBM or PBE of any Charter Payment permitted to be paid hereunder; or
(f) any payment of management or consulting fees (or other fees of a similar nature) to any affiliate or to any holder of the capital stock or other equity ownership interest of such Borrower or their Affiliates other than payments expressly permitted by Section 14(w).

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     rr.  "Royal Star  Mortgage"  means that  certain  first-priority  Preferred
Mortgage made by RSE, as owner of the Royal Star Vessel, to and for the benefit of Lender, securing the original principal amount of the Note in the amount of Twenty-Nine Million Three Hundred Thirteen Thousand Eight Hundred Eighty Eight Dollars and Ninety Six Cents (US$29,313,888.96) plus interest, duly recorded in the SVG Registry, as assigned to PDS Funding 2004-A, LLC as permitted under this Agreement.

     ss. "Royal Star Vessel" means the casino cruise ship Royal Star (St. Vincent and the Grenadines Official Number 6695, IMO Number 8409056).

     tt. "Secured Property" means the Vessels and the Collateral (as each such term may be further described from time to time in the Mortgages or the Security Agreement, as the case may be).

     uu. "Security Agreement" means that certain Pledge and Security Agreement of even date herewith made by Borrower to and for the benefit of Lender.

     vv. "Special Purpose Subsidiary" means an entity at least 50%-owned by any Borrower, which Subsidiary is formed for the sole purpose of (i) owning and operating the Royal Star Vessel in Brazil or (ii) making a Permitted Investment with the Gaming Investment.

     ww. "Subsidiary" means any entity, the majority of whose voting shares are at any time owned, directly or indirectly, by (i) Borrower or (ii) any entity whose voting shares are at any time owned, directly or indirectly owned by Borrower.

     xx. "SVG" means St. Vincent and the Grenadines.

     yy. "Tax Sharing Agreement" means that certain Amended and Restated Tax Sharing Agreement, dated as of July 1, 2004, by and between ITB and the subsidiaries of ITB signatory thereto.

     zz. "Term" means a period of time commencing on the date of this Agreement and terminating upon the Termination Date.

     aaa. "Termination Date" means the date on which the Loan has been indefeasibly repaid in full in cash and all other Obligations hereunder and under the other Loan Documents have been completely discharged.

     bbb. "Turnberry Note" means that certain Promissory Note, dated November 29, 2000, made by Realen-Turnberry/Cherry Hill, LLC in favor of GSRT, LLC, in the principal amount of $10,000,000.

     ccc. "Turnberry Note Pledge" means that certain Pledge Agreement of even date herewith made by ITB in respect of the Turnberry Note.

                                       10
                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT
     ddd. "Useable Excess Cash" means Excess Cash in excess of $3,000,000 as of a date of determination.

     eee. "Vessel" or "Vessels" means, both individually and collectively, the Princess Vessel, the Big Easy Vessel and the Royal Star Vessel, including without limitation such General Improvements located on any or each of the Vessels. General Improvements shall mean all equipment and FF&E as defined in
Section 1250 of the United States Internal Revenue Service Publication 946, where the equipment and FF&E is considered a structural component or critical operating component of the Vessel.

2. Loan. Lender hereby agrees to lend to Borrower, and Borrower hereby agrees to borrow from Lender, a term loan in the aggregate principal amount of Twenty-Nine Million Three Hundred Thirteen Thousand Eight Hundred Eighty Eight Dollars and Ninety Six Cents (US$29,313,888.96) (the "Loan") on the terms and conditions set forth below. No amount of the Loan may be reborrowed after repayment thereof.

3. Note and Mortgages. The Loan shall be evidenced by Borrower's execution and delivery to Lender of the Note, and the Note shall be secured by the Guaranty, the Mortgages, the Security Agreement, the Pledge Agreement, the Turnberry Note Pledge, the OC Note Pledge Agreement and the Controlled Account Agreement(s). The Note shall provide for Borrower's agreement to repay the Loan in full (together with all accrued and unpaid interest) in accordance with the terms of this Agreement on or before the earlier to occur of (i) July 1, 2009 and (ii) the date on which the Lender has accelerated the Loan pursuant to Section 19 of this Agreement (the "Maturity Date").

4. Payments. Principal and interest under the Note shall be paid by Borrower to Lender as follows:

     a. Subject to Section 4(i), scheduled payments of principal and interest under the Note shall be paid by Borrower to Lender in accordance with the PB Vessel Payment Summary ("Payment Summary"), attached hereto as Exhibit A and incorporated herein by reference. Such scheduled payment of principal and interest due under the Note, as set forth in the Payment Summary, shall commence on the first day of the month succeeding the Closing and be paid monthly thereafter, on the first day of the month and continuing through the remainder of the Term; provided that all then outstanding principal and accrued but unpaid interest shall be due and payable on the Maturity Date (each a "Payment Date").

     b. From and after the date a Contingent Event has occurred, on each Payment Date, subject to Section 4(i), Borrower shall make scheduled payments of principal and interest in respect of the Note as set forth in the column of the Payment Summary marked "Total Contingent Event Payment". Prior to the occurrence of a Contingent Payment Date, on each Payment Date, Borrower shall make scheduled payments of principal and interest

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                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT
in respect of the Note as set forth in the column of the Payment Summary marked "Total Payment". Notwithstanding the foregoing, during any time during which an Event of Default has occurred and is continuing hereunder, Borrower shall pay additional interest in respect of the then outstanding principal amount of the Note (and all overdue interest thereon) at a per annum rate of two and one-half percent (2.5%) (the "Default Rate"). Interest at the Default Rate shall be payable on demand and shall accrue from the initial date of such Event of Default until such Event of Default is cured or waived.

     c. Principal and interest accrued hereunder and under the Note shall be payable in lawful money of the United States of America to Lender (i) in respect of scheduled payments of principal and interest by automated clearing house transfer initiated by Lender to Lender's Account, or (ii) in the event not initiated by Lender, and in respect of all other amounts owed by wire transfer to the Lender Account, or to such other account as Lender may designate in writing from time to time to Borrower.

     d. Except as set forth in Sections 4(e), 4(f), 4(g)(1), 4(g)(2), 4(h)(1), 4(i)(3), 4(j)(1), 4(j)(2), 4(k)(1), and 13(c)(2) of this Agreement, Borrower may not prepay the Loan at any time prior to January 1, 2006. Except as set forth in Sections 4(e), 4(f), 4(g)(1), 4(g)(2), 4(h)(1), 4(i)(3), 4(j)(1), 4(j)(2),
4(k)(1), and 13(c)(2) of this Agreement, after January 1, 2006, Borrower may prepay all or any portion of the Loan, whether voluntary or upon the occurrence of an Event of Default and the acceleration of the Obligations under the Note, by making a payment of such principal prepaid plus all accrued but unpaid interest thereon plus a prepayment premium calculated as follows: (i) seven percent (7%) of the principal prepaid for any prepayment between January 1, 2006 and December 31, 2006; (ii) five percent (5%) of the principal prepaid for any prepayment between January 1, 2007 and December 31, 2007; (iii) three percent (3%) of the principal prepaid for any prepayment between January 1, 2008 and December 31, 2008; and (iv) zero percent (0%) of the principal prepaid for any prepayment after January 1, 2009. Borrower shall submit, at Lender's option, the full pre-payment amount to Lender on the fifteenth (15th) day of the month; provided, however, Borrower shall have previously made such month's total payment under the Note.

     e. At any time during which any Charter Payment for the Big Easy Vessel or the Princess Vessel is not permitted pursuant to paragraph 14(w) below, the then remaining balance of principal and interest due with respect to the Gaming Investment may be prepaid in full at the option of Borrower at any time upon the payment of such principal and interest prepaid plus a prepayment premium of two percent (2%) of the principal then outstanding with respect to the Gaming Investment.

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                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT

     f. Borrower shall prepay the proportionate amount of the then outstanding balance of principal and accrued interest due under the Note attributable to the Royal Star Vessel (the "Proportionate Share"), as set forth on the Payment Summary, (i) upon consummation of a sale of the Royal Star Vessel that complies with Section 14(z) or (ii) upon removal of the Royal Star Vessel from the United States; provided that in the event of any such removal or in the event of a sale after one year from the date of the Closing, Borrower additionally shall pay to Lender a prepayment premium in an amount equal to five percent (5%) of the Proportionate Share.

     g. Upon the receipt by Borrower of any proceeds from the sale, assignment, transfer or other disposition of the Turnberry Note ("Turnberry Sale Proceeds"), if no Event of Default has occurred and is continuing, Borrower shall pay and apply the Turnberry Sale Proceeds in the amounts, and in the order of priority, set forth below:

          (1) first, to the Lender in an amount equal to the then outstanding Deferred Principal Amount (the "Deficiency Repayment"), whereby the amount of the Maximum Deferred Principal (as defined below) shall be permanently reduced by the amount of such Deficiency Repayment; then

          (2) second, to the Lender in an amount equal to the lesser of (y) Five Million Dollars ($5,000,000) less the amount of the Deficiency Repayment made pursuant to clause (1) of this Section 4(g) and (z) the Turnberry Sales Proceeds less the amount of the Deficiency Repayment made pursuant to clause (1) of this Section 4(g) (the "Turnberry Sale Prepayment"), which Turnberry Sale Prepayment shall be applied to first to any accrued and unpaid interest on account of the outstanding principal amount of the Loan until such interest is paid in full and second to the then outstanding principal amount of the Loan; then

          (3) third, any amount of Turnberry Sale Proceeds remaining after payments have been made pursuant to Sections 4(g)(1) and 4(g)(2) shall be paid to ITB, and upon such payment to ITB, the Turnberry Note Pledge shall terminate and Lender shall return the originally executed Turnberry Note to ITB.

     h. Upon the receipt by Borrower of any payment of principal or interest or otherwise under the terms of the Turnberry Note ("Turnberry Note Payment"), if no Event of Default has occurred and is continuing, Borrower shall pay and apply the Turnberry Note Payment in the amounts, and in the order of priority, set forth below:

          (1) first, to the Lender in an amount equal to the then outstanding Deferred Principal Amount, whereby the amount of the Maximum Deferred Principal shall be permanently reduced by the amount of such Deficiency Repayment; then

                                       13
                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT

          (2) second, any amount of the Turnberry Note Payment remaining after payment has been made pursuant to Section 4(h)(i) shall be paid to ITB.

     i. If, at such time as any scheduled payment of principal and interest is due under Section 4(a) or 4(b) hereof, the amount of such scheduled payment exceeds the amount of Borrower's Excess Cash for the calendar month preceding the date such payment is due (which amount of Excess Cash shall be calculated for purposes of this Section 4(i) without deducting the Charter Payments paid in such prior calendar month, if any), then, so long as no Event of Default has occurred and is continuing, Borrower may defer the principal portion of such scheduled payment (the "Principal Amount") in accordance with the terms and conditions of this Section 4(i).

          (1) The amount of the principal that may be deferred hereunder with respect to any one scheduled payment shall be equal to the Principal Amount for such scheduled payment less the amount of Borrower's Excess Cash for the month preceding the date such scheduled payment is due (the "Deferred Principal Amount"). Any Principal Amount that is not deferred under this
     Section 4(i) shall be paid in accordance with the terms of Section 4(a) or 4(b), as applicable.

          (2) The total Deferred Principal Amount that may be deferred hereunder shall at no time exceed $3,000,000 (the "Maximum Deferred Principal"), as such Maximum Deferred Principal may be permanently reduced from time to time by payments made by Borrower in accordance with Section 4(g)(1), 4(h)(1), 4(j)(1) or 4(k)(1).

          (3) All or any portion of the Deferred Principal Amount may be repaid by Borrower on any subsequent Payment Date without penalty; provided that all Deferred Principal Amount not repaid by the Maturity Date shall be payable in full on the Maturity Date; provided further that any repayment of Deferred Principal Amount shall not increase the Maximum Deferred Principal in effect at the time of such repayment.

     Nothing in this Section 4(i) shall be deemed to permit any deferral or postponement of the payment of any interest due in respect of any scheduled payment.

     j. Upon the receipt by Borrower of any proceeds from the sale, assignment, transfer or other disposition of the OC Note ("OC Sale Proceeds"), if no Event of Default has occurred and is continuing, Borrower shall pay and apply the OC Sale Proceeds in the amounts, and in the order of priority, set forth below:

                                       14
                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT

          (1) first, to the Lender in an amount equal to the then outstanding Deferred Principal Amount, whereby the amount of the Maximum Deferred Principal shall be permanently reduced by the amount of such Deficiency Repayment; then

          (2) second, to the Lender in an amount equal to the lesser of (y) One Million Dollars ($1,000,000) less the amount of the Deficiency Repayment made pursuant to clause (1) of this Section 4(j) and (z) the OC Sales Proceeds less the amount of the Deficiency Repayment made pursuant to clause (1) of this Section 4(j) (the "OC Sale Prepayment"), which OC Sale Prepayment shall be applied to first to any accrued and unpaid interest on account of the outstanding principal amount of the Loan until such interest is paid in full and second to the then outstanding principal amount of the Loan; then

          (3) third, any amount of OC Sale Proceeds remaining after payments have been made pursuant to Sections 4(j)(1) and 4(j)(2) shall be paid to ITGV, and upon such payment to ITGV, the OC Note Pledge shall terminate and Lender shall return the originally executed OC Note to ITGV.

     k. Upon the receipt by Borrower of any payment of principal or interest or otherwise under the terms of the OC Note ("OC Note Payment"), if no Event of Default has occurred and is continuing, Borrower shall pay and apply the OC Note Payment in the amounts, and in the order of priority, set forth below:

          (1) first, to the Lender in an amount equal to the then outstanding Deferred Principal Amount, whereby the amount of the Maximum Deferred Principal shall be permanently reduced by the amount of such Deficiency Repayment; then

          (2) second, any amount of the OC Note Payment remaining after payment has been made pursuant to Section 4(k)(i) shall be paid to ITGV.

5. Coordination of Prepayments. In connection with (and prior to) any prepayment of any portion of the Obligations pursuant to Section 4 above, Lender and the Borrower will contact and coordinate with PDS' financier, PDS Funding 2004-A, LLC (11766 Wilshire Boulevard, Suite 870, Los Angeles, California 90025; Tel.:
(310) 312- 5600;  Fax:  (310)  312-5658;  Attn:  Jess M. Ravich) in order to (a)
confirm the date and amount of the prepayment and (b) confirm PDS Funding 2004-A, LLC's wire transfer instructions for such prepayment (together, the "Prepayment Details"). Borrower shall only make prepayments of the Obligations in accordance with the Prepayment Details and no such prepayment will be effective or credited against the Obligations unless paid in such manner
(provided that if a prepayment is made in a manner other than as set forth in the Prepayment Details, Lender and Borrower shall

                                       15
                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT
cooperate to ensure that such prepayment is redirected and applied in accordance with the Prepayment Details). In the event that the Borrower determines to prepay the Obligations in full, Lender will coordinate with PDS Funding 2004-A, LLC to provide (x) for any original collateral for the Obligations or instruments evidencing the Obligations that are held by Lender or PDS Funding 2004-A, LLC to be returned to Borrower and (y) for the prompt termination of any mortgage or security documents securing the Obligations, in each case, at Borrower's cost and only upon complete satisfaction of the Obligations.

6. Fees and Expenses. On the date of the Funding Borrower shall (a) pay a closing fee equal to One Hundred Sixty-Five Thousand and No/100ths Dollars (US$165,000.00) to Lender and (b) reimburse Lender for all of Lender's out-of-pocket expenses, charges, costs and fees, including Lender's reasonable attorney's fees, incurred in connection with the Loan; provided, however, such fees and expenses to be paid under this Section 6(b) shall in no event exceed Ninety Thousand and No/100ths Dollars (US$90,000.00).

7. ACH Authorization. Borrower shall complete, execute and deliver to Lender an Authorization for Automatic Payment form, which authorizes Lender to deduct payments of Borrower's monetary Obligations under this Agreement and the Note directly from Borrower's checking or savings account at a specified financial institution in accordance with this Agreement or the Note.

8. Closing Documents. The closing of this Loan Agreement (the "Closing") shall occur on the date on which Lender shall have received this Agreement, together with the schedules and exhibits hereto, duly executed by an authorized officer of each Loan Party. The parties anticipate that the Closing will occur on or before June 30, 2005 and that the funding of the Loan (the "Funding") will occur on or before July 8, 2005, each at such time and place or in such a manner as is mutually agreeable to Borrower and Lender.

     a. Conditions to Funding - Lender. The Funding shall occur only if and when all of the conditions precedent set forth in this Section 8(a) have been satisfied or waived, as determined in Lender's sole discretion. As a condition to the making of the Loan hereunder, on or prior to the date of the Funding, Lender shall receive all of the following in form and substance satisfactory to
Lender:

          (1) The Note, duly executed by an authorized officer of Borrower;

          (2) The Big Easy Mortgage executed by an authorized officer of Borrower and properly recorded with the United States Coast Guard granting a preferred maritime lien upon the Big Easy Vessel;

                                       16
                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT

          (3) The Princess Mortgage and any other documents required by the Registry of the Republic of Panama ("Panama Registry") executed by an authorized officer of Borrower and properly recorded with the Panama Registry granting a preferred maritime lien upon the Princess Vessel;

          (4) The Royal Star Mortgage, Affidavit of Good Faith and any other documents required by the Register of Ships of St. Vincent and the Grenadines ("SVG Registry"), executed by an authorized officer of Borrower and properly recorded with the SVG Registry granting a preferred maritime lien upon the Royal Star Vessel;

          (5) Security Agreement duly executed by an authorized officer of each Borrower;

          (6) Pledge Agreement duly executed by authorized officers of ITB, PBM, PBE and ITGD;

          (7) Turnberry Note Pledge duly executed by ITB;

          (8) OC Note Pledge duly executed by ITGV;

          (9) Controlled Account Agreement(s) executed by an authorized officer of each Borrower and by an authorized officer of the Controlled Account Bank;


          (10) Collateral Assignment of Maritime Office Complex Lease and Operating Agreement and Other Leases ("Collateral Assignment") executed by an authorized officer of ITGV;


          (11)  Leasehold   Mortgage  and  Security  Agreement  executed  by  an
     authorized officer of ITGV;

          (12) Financing statements (Form UCC-1) completed and ready for filing under the Code in all such jurisdictions as may be necessary or, in Lender's opinion, desirable to perfect Lender's security interests created under this Agreement;


          (13) Insurance Certificate(s) duly executed by an authorized officer of Borrower confirming that the insurance required herein has been obtained by Borrower with respect to the Vessels;


          (14) Authorization for Automatic Payment form duly executed by an authorized officer of Borrower;


          (15) The Guaranty duly executed by authorized officers of ITB, PBE, PBM and ITGD;

          (16) Notice, Consent and Acknowledgment of Assignment or Sale duly executed by an authorized officer of each Loan Party;


          (17) Opinion of Borrower's counsel in form acceptable to Lender with respect to the authority of Borrower and enforceability of the Loan Documents other than the Mortgages, with such opinion

                                       17
                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT
     assuming, among other things that the law purportedly governing the documents is the same as Pennsylvania law and excepting, among other things, any opinion regarding usury;

          (18) Opinions of Borrower's USCG, Panamanian and SVG maritime counsel in form acceptable to Lender with respect to enforceability of the Mortgages.

          (19) Such corporate resolutions and certificates of Borrower and Guarantor as may be reasonably required by Lender;

          (20) Acknowledgements and consents executed by each issuer of capital stock or other equity interests pledged pursuant to the Security Agreement or Pledge Agreement;

          (21) All original certificates evidencing the capital stock or other equity interests pledged pursuant to the Security Agreement or Pledge Agreement, together with powers executed in blank in respect of such certificates;

          (22) The originally executed Turnberry Note, together with the originally executed allonge and a note power executed in blank in respect thereof;

          (23) The originally executed OC Note, together with a note power executed in blank in respect thereof;

          (24) Evidence that all of the representations and warranties of each Loan Party set forth herein and in the other Loan Documents are true and correct as of the date of the Funding with the same force and effect as if made on and as of the date of the Funding.

          (25)  Good  standing   certificates  or  their  equivalent  (including
     verification of tax status) of each Loan Party in such Loan Party's jurisdiction of formation and (if different) the state of Florida;

          (26) Documents conveying all of the membership interests of each of Cruise I and Cruise II to the applicable Loan Parties duly executed by an authorized officer of the applicable Loan Parties;

          (27) Projections for the calendar year ending December 31, 2006; and

          (28) Such other documents, instruments and items as Lender may reasonably require to evidence and protect the Loan.

     b. Conditions to Funding - Borrower. The obligation of Borrower to consummate the Funding shall is subject to the satisfaction or waiver, as determined in Borrower's sole discretion, of the conditions precedent listed

                                       18
                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT
in this Section 8(b). As a condition to the consummation of the Funding, on or prior to the date of the Funding, Borrower shall receive all of the following in form and substance satisfactory to Borrower:

          (1) Documents conveying all of the membership interests of each of Cruise I and Cruise II to the applicable Loan Parties duly executed by an authorized officer of the Lender; and

          (2) A certificate duly executed by an authorized officer of the Lender to the effect that, assuming that the representations and warranties made by the Loan Parties hereunder are true, correct and complete as of the date of Funding and Lender has no actual knowledge to the contrary, Lender has no actual knowledge of any Event of Default hereunder.

9. Condition of Vessel.

     a. Any damage or deficiencies in either the hull, equipment and/or machinery affecting either the seaworthiness of the Vessel or its capability to operate in its intended service or the maintenance of the Vessel's classification society certificates, U. S. Coast Guard, Panama or SVG required documents, certificates, or certifications required to operate in U.S. waters, if any, discovered at any time prior to the Termination Date shall be the sole responsibility of Borrower and any such damage or deficiency shall not in any way alter, amend or excuse Borrower's obligations under this Agreement.

     b. Borrower will obtain, independent from Lender, all classification and SVG, Panama or Coast Guard certificates for the Vessel and if any of the Vessel's classification, SVG, Panama or Coast Guard certificates require renewal, such renewals shall be paid for by Borrower and Borrower accepts full responsibility for obtaining any classification or certificates required for the Vessel. The Borrower shall keep the Vessel's documentation and classification certificates in full force and effect during the Term of this Agreement or any extensions thereof, providing copies of such certificates to Lender when issued, and shall renew all such certificates at the time of any foreclosure pursuant to the Mortgage whether or not due for renewal, unless otherwise agreed to by the parties.

10. Use and Operation of the Vessel.

     a. The Borrower shall have the full use of the Vessel during the Term and, subject to the trading limits of Section 26 hereof, may employ the Vessel in any lawful trade or trades in accordance with the laws and regulations of the Vessel's flag state and any country where the Vessel may be operated, as the Borrower may from time to time elect, and it agrees to comply with all local, state, and federal regulations pertaining to the operation of the Vessel in the United States.

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




     b. During the Term the Vessel shall be under the complete control of the Borrower, who shall have exclusive possession, control, and command of the Vessel, subject to the terms hereof, and assumes full responsibility therefor, including port charges, agencies, fines, assessments and penalties incurred due to Borrower's use and operation of the Vessel. Nothing herein contained shall be construed as constituting any implied restriction on Borrower's right, during the Term, consistent with this Agreement, to employ the Vessel for its own account or for the account of others, either on a voyage or time charter basis (within the United States), as the Borrower may from time to time determine, provided however, Borrower must first obtain written consent of Lender, which shall not be unreasonably withheld, before entering into any charter other than charters with any other Borrower.

     c. During the Term, at its own expense, the Borrower shall either itself or through a maritime management or agency contract, man, victual, navigate, including engaging other vessels and pilots, operate, maintain in a good state of repair and in efficient operating condition, insure and supply the Vessel. The Borrower shall be responsible for all charges and expenses of every kind and nature whatsoever incidental to Borrower's use and operation of the Vessel under the Agreement including without limitation fuel, lubricating oil, and water.

     d. (1) Except for a lien for wages of a stevedore, wages for the crew of the Vessel, general average or salvage including contract salvage, and except for maritime tort liens covered (subject to a reasonable deductible) by insurance or protection and indemnity entry and other maritime liens securing payments not yet due or payable (collectively, "Permitted Encumbrances"), Borrower will not create or suffer to be continued any security interest, lien, encumbrance or charge on the Vessels or any income therefrom. In due course, and in any event within thirty (30) days after the same becomes due and payable, the Borrower will pay or cause to be discharged or make adequate provision for the payment or discharge of all claims or demands which, if not paid or discharged, might result in the creation of a security interest, lien, encumbrance or charge against any of the Secured Property or any income therefrom, and will cause any of the Secured Property to be released or discharged from each such security interest, lien, encumbrance or charge therefor.

         (2) If a complaint shall be filed against the Vessel or if the Vessel shall be seized, arrested and/or taken into custody or sequestered by virtue of any legal proceedings in any court, the Borrower shall within ten (10) days thereafter cause the Vessel to be released and discharged. Borrower shall remain liable for the payment of any payments required hereunder throughout any of the foregoing events.

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                                                                  PDS/PALM BEACH
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




     e. Borrower agrees, at its expense, to drydock the Vessel for the purpose of cleaning and painting the Vessel's bottom when necessary and making any required repairs, inspections or surveys, but not less than twice in every sixty months unless Lender otherwise agrees or as required by applicable classification society rules, and when drydocking is due, Borrower agrees to send the Vessel to a port where the Vessel can so drydock, clean and paint. All expenses incidental to such drydocking and all charges incurred in connection therewith shall be for the Borrower's account, regardless of whether Lender's repairs, if any, are concurrently made, provided that the Lender's repairs do not delay the operation of the Vessel or increase the cost to Borrower.

     f. Borrower will pay and discharge when and as due and payable, all taxes, assessments, excises, levies, documentation and registration fees, duties, fines and penalties and other governmental charges including without limitation, sales, use, franchise, property, gross receipts and occupation taxes lawfully imposed upon the Secured Property or the ownership, use, operation, registration, documentation or maintenance thereof during the Term of the Agreement or on any amounts payable hereunder, other than taxes and other charges imposed on or measured by the net income or capital of the Lender.

11. Continued Registration of Vessels. The Empress Vessel shall be kept documented under the laws and flag of the United States during the Term. The Princess Vessel shall be kept documented under the laws and flag of Panama or the United States during the Term. The Royal Star Vessel shall be kept documented under the laws and flag of SVG or the United States during the Term. Borrower warrants it is a citizen of the United States and entitled to own and operate vessels documented under the laws of the United States with the privilege of engaging in the Coastwise trade.

12. Alterations.

     a. Borrower has proposed certain alterations to the Big Easy Vessel and the Royal Star Vessel as detailed in Exhibit D. Lender hereby provides its consent to such alterations. Borrower's failure to complete the alterations for any reason, including impossibility of performance, the failure of the shipyard to complete the work, costs overruns, or the failure to obtain certification for the altered Vessel, will not excuse Borrower from its obligation hereunder including its obligation to pay monthly principal and interest as set forth in the Note, or default hereunder, and this Agreement will continue in full force and effect regardless of any such failure hereunder.

     b. From time to time during the Term, the Borrower may make structural and other alterations to the Vessel, its machinery, or electrical equipment, only with Lender's prior written approval, which shall not be

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                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT
unreasonably withheld, provided the alterations to the Vessel and its equipment are returned to their original state at or prior to the Termination Date. Any additions or alterations permitted by this Section are subject to approval by the Vessel's classification society, and, if required, the U. S. Coast Guard.

     c. The Vessel shall be kept painted and metal surfaces preserved at all times, and the Borrower shall maintain the Vessel in as good a condition as when delivered to Borrower from the shipyard upon completion of the alterations set forth in Exhibit D hereto, normal wear and tear excepted.

13. Insurance.

     a. (1) Borrower shall, at all times during the Term, at its own cost and expense, carry and maintain on the Secured Property insurance coverage covering all general liability, casualty, marine and hull risks, including towers liability, war risk insurance, protection and indemnity insurance, together with coverage for pollution clean up costs and expenses including natural resource damage, third party claims as well as any fines or civil penalties now or hereafter imposed under all applicable Federal, State and Local laws, or the laws of any foreign country or political subdivision thereof having jurisdiction over any of the Vessels, and such crew insurance as is required, in order to completely protect the Lender from any and all liability or loss or damage to any party whomsoever. Such insurance shall, at a minimum, be in the standard forms available in the American and British insurance markets and further be in such form and in such amounts and with such underwriters as Lender shall approve. Borrower agrees to pay all deductibles and franchises provided for in said insurance policies.

         (2) Each Vessel shall be covered by Hull and Machinery, Marine and War Risk insurances in the amount of the value of each respective Vessel, but in no event less than the following amounts: (i) Fifteen Million Dollars
($15,000,000.00) in respect of the Princess Vessel, (ii) Fourteen Million Dollars ($14,000,000.00) in respect of the Big Easy Vessel and (iii) Three Million Seven Hundred Thousand Dollars ($3,700,000.00) in respect of the Royal Star Vessel. All such insurance shall include an endorsement for acts of terror.

         (3) Each Vessel shall be entered for Protection and Indemnity insurance with a Protection and Indemnity Association or Club, or Borrower shall obtain such liability insurance coverage, covering customary protection and indemnity liabilities as outlined in this Section 13 in an amount not less than Twenty-Five Million ($25,000,000.00) Dollars and covering pollution liability in the amount of Twenty-Five Million ($25,000,000.00)

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                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT

Dollars,  with a  deductible  for each  accident  of not more  than  Twenty-Five
Thousand ($25,000.00) Dollars and shall include an endorsement for acts of terror.

         (4) Borrower will have Lender named as loss payee or additional insured in all policies of insurance including the waiver of subrogation of any and all claims against the Lender, and shall deliver to Lender certificates of insurance evidencing Lender's status as loss payee of additional insured.

     b. Notwithstanding anything herein to the contrary, in the event that any of the insurance, to be provided by the Borrower, by reason of an act, omission or neglect of the Borrower, shall not be kept in full force and effect, or for any reason does not cover in full all losses, damages, claims and/or demands, the Borrower shall indemnify, defend and hold harmless the Lender against all such losses, claims and/or demands.

     c. Losses under any insurance provided for in this Section shall be payable as hereunder provided, and all policies shall contain clauses to the same effect:

         (1) The proceeds of insurance for all losses, except for total or constructive total loss, shall be payable to the satisfaction and discharge of the liability or to the repair of damage in respect of which the insurance loss has been paid or in reimbursement for monies theretofore applied.

         (2) In the event of an actual or constructive total loss of any or all of the Vessels, the insurance proceeds shall be paid to the Lender and shall be applied by the Lender to reduce any amounts due and payable by the Borrower under the Note without any prepayment penalty or premium. Any insurance proceeds in excess of the sum of (i) any amounts owing under the Note, plus (iii) any amounts due Lender under paragraph 20 hereof or amounts in dispute thereunder (it being understood that upon resolution of the indemnification claim concerning such amounts, such amounts shall be disbursed in accordance with the terms of such resolution), shall be promptly paid to the Borrower.

     d. The Borrower shall promptly furnish Lender with full information regarding any casualty or other accident or damage to any Vessel involving an amount in excess of Fifty Thousand Dollars ($50,000.00).

14. Representations, Warranties and Covenants. In addition to the other representations, warranties and covenants contained herein, each Loan Party, jointly and severally, hereby represents, warrants and covenants to Lender that as of the date of this Agreement:

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                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT

     a. Compliance. Borrower has complied with any and all laws and regulations concerning its organization, existence and the transaction of its business, and has the right and power to own the Secured Property, including without limitation each of the Vessels.

     b. Authority. Each Loan Party has the power and authority to execute, deliver and perform this Agreement and other instruments and documents required or contemplated herein, and the person(s) executing this Agreement on behalf of such Loan Party has or have been properly authorized to execute the same.

     c. Authorization; Non-Contravention. The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of each Loan Party, does not and will not require the approval of any other interested parties of any Loan Party and does not and will not contravene any certificate or articles of formation or internal by-laws or agreement of any Loan Party, does not constitute a default of any indenture, contract, agreement, mortgage, deed of trust, document or instrument to which any Loan Party is a party or by which any Loan Party or any of its assets is bound and does not require the consent or approval of any governmental authority or any other Person, except those which will have been duly obtained, made or complied with prior to the date of this Agreement.

     d. Title; No Defaults or Encumbrances. Subject to any liens arising from any Indebtedness to the PDS Entities and Permitted Liens: (i) Borrower has good and marketable title to all of the Secured Property; (ii) Borrower is not in default under any of the documents evidencing or securing any Indebtedness which is secured, wholly or in part, by any portion of the Secured Property and no event has occurred which with the giving of notice, the passage of time or both, would constitute a default under any of the documents evidencing or securing any such Indebtedness; and (iii) there are no liens or encumbrances against any of the Secured Property.

     e. Permits. Borrower has obtained, maintains, and will maintain, on an active and current basis, all licenses, permits, registrations, approvals and other authority as may be required from any applicable federal, state and local governments and agencies having jurisdiction over it and the subject matter of this Agreement.

     f. Litigation. As of the date hereof, there are no suits, actions, proceedings or investigations pending or, to Loan Party's knowledge, threatened or, to Loan Party's knowledge, any basis therefor, which might materially adversely affect the ability of it to perform its obligations under this Agreement, or the other Loan Documents to which it is a party or have a material adverse effect upon the financial condition of it or the validity or enforceability of this Agreement or the other Loan Documents or have a material adverse effect upon the Secured Property.

                                       24
                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT

     g. Solvency. No Loan Party is presently insolvent and this Agreement will not render any Loan Party insolvent. As used in this section, the term "insolvent" means that the sum total of all of a Loan Party's liabilities (whether secured or unsecured, contingent or fixed, or liquidated or unliquidated) is in excess of the value of such Loan Party's assets (i.e. all of the assets of the entity that are available to satisfy claims of creditors).

     h. Set-off. As of the date hereof, none of the Loan Party's obligations under this Agreement and the other Loan Documents to which it is a party is not subject to any defense, set off or counterclaim.

     i. Working Capital. No Loan Party is currently aware of any event, condition, fact or circumstance, which, after the execution of this Agreement, would prevent any Loan Party from having sufficient working capital to pay all of such Loan Party's debts as they become due.

     j. Enforceability. This Agreement constitutes the valid and legally binding agreement of each Loan Party and is enforceable against such Loan Party in accordance with its terms, except to the extent that enforcement of any remedies may be limited by applicable bankruptcy, insolvency, general principles of equity or other similar laws affecting generally the enforcement of creditor's remedies.

     k. Amendments. There have been no amendments, modifications, waivers or releases with respect to this Agreement or any provisions hereof, whether oral or written prior to execution hereof.

     l. Consents. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental, regulatory or public body or authority is required in connection with each Loan Party's execution, delivery and performance of, or the legality, validity, binding effect or enforceability of this Agreement other than those filings needed to record and/or perfect the mortgages and security interests.

     m. Financial Information. All financial statements of ITB and its Subsidiaries that have been delivered as of the date of this Agreement have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited financial statements, for the absence of footnotes and normal year-end audit adjustments) and present fairly in all material respects the financial position of the persons covered thereby as at the dates thereof and the results of such Person's operations and cash flows for the periods then ended.

     n. Liabilities. Except as set forth on Schedule 14(n), between the date of Borrowers' most recent annual audited financial statements (i.e., since June 30, 2004), and the date of this Agreement, (a) Borrowers have

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                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT
not  incurred  any  obligations,   contingent  or  non-contingent   liabilities,
liabilities for charges, long-term leases or unusual forward or long-term commitments which are not reflected in the books and records of the Loan Parties and which, alone or in the aggregate, could reasonably be expected to have a material adverse effect on the financial condition of Loan Parties, Loan Parties' ability to perform their respective obligations under this Agreement, the Note, the Mortgages, the other Loan Documents or any related documents or on the Secured Property ("Material Adverse Effect"), (b) no contract, lease or other agreement or instrument has been entered into by any Loan Party or has become binding upon any Loan Party's assets and no law or regulation applicable to any Loan Party has been adopted which has had or could reasonably be expected to have a Material Adverse Effect, and (c) no Loan Party is in default and to the best of Loan Parties' knowledge no third party is in default under any contract, lease or other agreement or instrument, which alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Between the date of Loan Parties' most recent annual financial statements and the date of this Agreement, no event has occurred which, alone or together with other events, could reasonably be expected to have a Material Adverse Effect.

     o. Employee Matters. As of the date of this Agreement (a) no strikes or other material labor disputes against any Borrower are pending or, to any Borrower's knowledge, threatened, (b) hours worked by and payment made to employees of each Borrower comply with all federal, state, local or foreign law applicable to such matter, (c) all payments due from any Borrower for employee health and welfare insurance have been paid or accrued as a liability on the books of such Borrower, (d) there is no organizing activity involving any Borrower pending or, to any Borrower's knowledge, threatened by any labor union or group of employees, (e) there are no representation proceedings pending or, to any Borrower's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of any Borrower has made a pending demand for recognition, and (f) there are no complaints or charges against any Borrower pending or, to the knowledge of any Borrower, threatened to be filed with any governmental authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by and Borrower of any individual.

     p. Intellectual Property. As of the date of this Agreement, Borrower owns or has rights to use all trademarks, service marks, records, technology, inventions, know-how, specifications, modifications, information, and any other intellectual property necessary to continue to conduct its business as now or heretofore conducted by it or proposed to be conducted by it ("Intellectual Property"). Each Borrower conducts its business and affairs without

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                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT
infringement of or interference with any Intellectual Property of any other Person in any material respect. Borrower is not aware of any infringement claim by any other Person with respect to any Intellectual Property.

     q. Governmental Contracts. As of the date of this Agreement, Borrower is not a party to any contract or agreement with any governmental authority and no Borrower's accounts (as defined in the United States Code) are subject to the Federal Assignment of Claims Act (31 U.S.C. Section 3727), as amended, or any similar state or local law.

     r. Disclosure. No information contained in this Agreement, the Note, the Mortgages, the Guaranty, the other Loan Documents, any projections, financial statements, or SEC filings or other reports from time to time delivered hereunder or any written statement furnished by or on behalf of any Loan Party to Lender contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

     s. No Consolidation, Charter Amendments. No Borrower shall (i) directly or indirectly, by operation of law or otherwise merge, consolidate or otherwise combine with any sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation or other entity, or (ii) amend its articles of formation, bylaws, certificate of formation or operating agreement, as the case may be, in a manner that would adversely affect Lender or such Loan Party's duty or ability to repay the Loan or otherwise perform the Obligations.

     t. No Indebtedness. No Borrower shall create, incur, assume or permit to exist any Indebtedness or Guaranteed Indebtedness, other than (i) the Indebtedness existing on the date hereof and described on Schedule 14(t) hereto, and (ii) Indebtedness incurred pursuant to this Agreement or the other Loan Documents (collectively, "Permitted Indebtedness"). Without limiting the generality of the foregoing, once the FX Debt Repayment has been made, there shall be no Indebtedness of any Borrower to any Affiliate of any Borrower. No Loan Party shall permit any Special Purpose Subsidiary to incur any Recourse Indebtedness, but a Special Purpose Subsidiary may incur non-Recourse Indebtedness.

     u. No Encumbrances. No Loan Party shall create, incur, assume or permit to exist any security interest, lien or other encumbrance on any of the Collateral (other than the Vessels, it being understood that restrictions regarding liens on the Vessels are set forth in Section 10(d)), other than security interests granted pursuant to the Security Agreement, the Pledge Agreement, the Turnberry Note Pledge and the OC Note Pledge. No

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                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT

Loan Party shall permit any Special Purpose Subsidiary to create, incur, assume or permit to exist any security interest, lien or other encumbrance on any of its non-Collateral assets, other than in connection with non-Recourse Indebtedness of a Special Purpose Subsidiary.

     v. No Investment. No Borrower other than PBM and PBE shall make any Investments other than Permitted Investments; provided that any and all proceeds, products and profits from Permitted Investments shall be deposited into a Controlled Account, except to the extent that such investment is made solely with Useable Excess Cash and is made by a Special Purpose Subsidiary.

     w. No Restricted Payments. No Borrower other than PBM and PBE shall make any Restricted Payments other than (i) for any one calendar month, so long as
(A) a Contingent Event has occurred, (B) no Event of Default has occurred and is continuing and (C) there is no outstanding Deferred Principal Amount, rent or charter hire with respect to Princess Vessel or the Big Easy Vessel from ITGV or ITGPB to PBM or PBE in an aggregate amount not to exceed $150,000 plus one percent (1%) of Borrower's Net Revenue for such calendar month (each a "Charter Payment"), (ii) so long as no Event of Default has occurred and is continuing, dividends or other distributions from any Borrower to Guarantor in an aggregate amount not to exceed $150,000 in any given calendar month, plus payments pursuant to the Tax Sharing Agreement (each, a "ITB Distribution"), (iii) $188,216.02 plus additional interest accruing between the date of Closing and the date of Funding at the rate of 8.0% to be paid to Francis X. Murray ("FX") in full satisfaction of all Indebtedness owing to FX by any Borrower (the "FX Debt Repayment"), (iv) payment of compensation in the ordinary course of business consistent with past practices to Francis W. Murray and FX in an aggregate amount not to exceed $500,000 in any twelve month period, and (v) with respect to each of ITGPB, RSE and ITGV, distributions to the holders of the equity ownership interests of ITGPB, RSE or ITGV, as the case may be, in the amounts described in and required by the Tax Sharing Agreement. Notwithstanding item (i) of this Section 14(w), if with respect to any calendar month occurring from the date hereof until the Termination Date ITGV and ITGPB are unable to make a Charter Payment for such calendar month because a Contingent Event is not continuing, ITGV and ITGPB shall be permitted to make an additional Charter Payment for such missed calendar month during any subsequent calendar month in which ITGV and ITGPB are permitted to make a Charter Payment under item (i) of this Section 14(w); provided that ITGV and ITGPB shall not make any more than two Charter Payments in any given calendar month.

                                       28
                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT

     x. No Affiliate Transactions. No Borrower shall directly or indirectly enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any
Affiliate of any Loan Party, other than (i) the Loan Documents, (ii) the Permitted Indebtedness and (iii) the Leases, (iv) the transactions permitted under Sections 14(v) and 14(w) hereof (including without limitation the provision of corporate services to Borrowers by ITB in exchange for the ITB Distributions), (v) the sale or contribution of Royal Star Vessel to a Special Purpose Subsidiary as permitted under 14(z) hereof, (vi) the Permitted Investment in a Special Purpose Subsidiary described in item (vi) of the definition thereof, (vii) transactions derived from investments solely of Useable Excess Cash, (viii) the FX Debt Repayment, (ix) the transfer from ITGV to ITB of cash in an amount equal to the payments, if any, made to ITGV pursuant to Section 4(j)(3) hereof and (x) the transfer from ITGV to ITB of the OC Note if it is returned to ITGV pursuant to Section 4(j)(3) hereof. Loan Parties shall notify Lender promptly of any transactions among any Loan Parties or any Affiliates thereof and shall provide Lender with copies of any written agreement, contract or other instrument documenting such transaction (an accurate and complete schedule of such transactions is set forth on the attached
Schedule 14(x)). No Borrower shall make any payment or permit any payment, dividend or distribution (other than payments permitted under this Agreement) to be made to any Affiliate of any Borrower when or as to any time when Default or Event of Default has occurred and is continuing.

     y. Taxes. Borrower, to the best of its knowledge, has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations, which are required to be filed by Borrower. To the best of Borrower's knowledge all information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by Borrower, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on Borrower's books as applicable.

     z. No Transfer of Collateral. No Borrower shall sell, transfer or assign any right, title or interest in or to any Collateral or any Vessel, except that Borrower may (i) sell or otherwise transfer their respective right, title and interest in and to the Royal Star Vessel pursuant to an arm's length transaction with an unaffiliated third party, provided that the net proceeds of such sale are applied in accordance with Section 4(f); (ii) sell or contribute their respective right, title and interest in and to the Royal Star Vessel to a Special Purpose Subsidiary, provided that Loan

                                       29
                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT

Parties comply, and cause such Special Purpose Subsidiary to comply, with the terms of this Agreement, including without limitation Sections 14(t), 14(u), 14(aa) and 14(kk); (iii) sell or use inventory in the ordinary course or sell old or obsolete equipment being replaced in the ordinary course; (iv) transfer from ITGV to ITB cash in an amount equal to the payments, if any, made to ITGV pursuant to Section 4(j)(3) hereof and (x) transfer from ITGV to ITB the OC Note if it is returned to ITGV pursuant to Section 4(j)(3) hereof.

     aa. No Subsidiaries. No Borrower shall create or permit to exist any direct or indirect Subsidiary other than in existence on the date hereof and described on Schedule 14(aa) hereto. Notwithstanding the foregoing, any Borrower may create or permit to exist (i) a wholly-owned Subsidiary of such Borrower that is organized within the United States if such Borrower takes, and causes such new Subsidiary to take, such steps as may be requested by Lender for such new
Subsidiary (A) to become a "Borrower" hereunder and a "Grantor" under the Security Agreement, (B) if applicable, to execute and deliver to Lender mortgages and other security documents, in each case, in form and substance satisfactory to Lender, and (C) for such new Subsidiary's capital stock or other equity ownership interest to be pledged pursuant to the Security Agreement, or
(ii) a Special Purpose Subsidiary (which Special Purpose Subsidiary may be capitalized by Borrower solely with Useable Excess Cash) if (A) such Special Purpose Subsidiary complies, at all times and in all respects, with Section 14(kk) hereof and (B) such Borrower takes, and causes such Special Purpose Subsidiary to take, such steps as may be requested by Lender for such Special Purpose Subsidiary's capital stock or other equity ownership interest to be pledged pursuant to the Security Agreement.

     bb. No Accounts. No Borrower shall establish or maintain any deposit account or securities account other than the Controlled Accounts unless and until Lender has received an account control agreement in form and substance satisfactory to Lender perfecting Lender's security interest therein, duly executed and in full force and effect, or Lender has otherwise taken steps to perfect its security interest therein under applicable law, as determined by Lender. The Borrower warrants and represents that no Borrower has established or maintains any deposit accounts other than the Controlled Accounts and those accounts set forth on Schedule 14(bb). As of the date hereof, the amount in Account 2000021158272 held at the Controlled Account Bank (the "Insurance Account") is $116,261. No Borrower shall deposit additional fund into the Insurance Account and in no event shall the balance of the Insurance Account exceed $116,261 plus accrued interest. Upon any release of funds from the Insurance Account to Steamship Mutual Underwriting Association Limited (the "Insurance Agent") or Borrower's receipt of notice that

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                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT
the funds no longer need to be held on behalf of the Insurance Agent, Borrower shall withdraw all amounts then held in the Insurance Account and deposit such amounts into a Controlled Account.

     cc. No Acceleration or Delay of Expenses. No Borrower shall unduly accelerate or delay the incurrence of expenses that would otherwise be incurred in the ordinary course of such Borrower's business.

     dd. Maintain Existence, Assets; Obtain Consents; Conduct of Business. Each Loan Party shall (i) do or cause to be done all things necessary to preserve and keep in full force and effect its organizational existence and its rights and franchises, (ii) obtain all necessary and appropriate third party and governmental waivers and consents, (iii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder, (iv) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and (v) from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

     ee. Comply with Laws; Maintain Permits; Perform Obligations. Each Borrower shall (i) comply with the requirements of all present and future applicable laws, rules, regulations and orders of any governmental authority, including without limitation, all gaming laws, rules and regulations, (ii) maintain in full force and effect all licenses, franchises, permits and approvals issued by any governmental authority or any other Person now held or hereafter acquired by any Borrower, in each case, that are material to the business of any Borrower, and (iii) timely perform, observe, comply and fulfill in all material respects all of the terms, provisions, obligations, covenants, agents and conditions under the material indentures, contracts, agreements, leases, mortgages, deeds of trust, documents or instruments to which such Borrower is a party or to which such Borrower's assets are bound.

     ff. Discharge or Pay Charges. Each Loan Party shall pay and discharge or cause to be paid and discharged promptly all Charges payable by it (other than those it is contesting in good faith by appropriate proceedings and provided further that no lien or encumbrance shall attach to any Collateral during the pendency of such dispute), including (a) Charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all Charges with respect to tax, social security and unemployment withholding with respect to its employees, (b) lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become past due, and (c) all storage or rental charges payable to warehousemen or bailees, in each case, before any thereof shall become past due. As of the date hereof and as of any date hereafter, Borrower has paid and will pay in

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                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT
full all Charges, taxes and other taxes and assessments against the Vessels, the Gaming Equipment and the Collateral owned by Borrower. Borrower knows of no basis for any additional Charges, taxes, adverse claims or assessments against the Vessels, the Gaming Equipment or the Collateral. Borrower has filed all tax returns required to have been filed by it and has caused ITB to file all tax returns required to have been filed by it, and has paid or caused ITB to pay all taxes shown to be due and payable on such returns, including interest and penalties, and all other taxes which are payable by it or ITB, as the case may be, to the extent the same have become due and payable.

     gg. Maintain Books and Records. Each Borrower shall maintain keep accurate and adequate books and records with respect to its business activities in which proper entries, properly reflecting all financial transactions, are made in accordance with generally accepted accounting principals in the United States ("GAAP"), consistently applied.

     hh. Allow Access, Communication. Each Loan Party shall permit any authorized representatives designated by Lender to visit the offices of Loan Parties and inspect the Secured Property, including its financial and accounting records, and to make copies and take extracts therefrom, and to discuss its affairs, finances and business with its officers and independent public accountants, upon reasonable notice (so long as no Event of Default is continuing), at such times during normal business hours and as often as Lender may request. Each Loan Party authorizes Lender to communicate directly with its independent certified public accountants and authorizes and, at Lender's request, shall instruct those accountants to disclose and make available to Lender any and all financial statements and other supporting financial documents, schedules and information relating to any Loan Party (including copies of any issued management letters) with respect to the business, financial condition and other affairs of any Loan Party.

     ii. No Infringement. Each Borrower will conduct its business and affairs without infringement of or interference with any intellectual property of any other Person.

     jj. Further Assurances. Each Loan Party shall, at the expense of the Loan Parties, duly execute and deliver, or cause to be duly executed and delivered, to Lender such further instruments, and do and cause to be done such further acts, as may be necessary or proper in the reasonable opinion of Lender to carry out more effectively the provisions of this Agreement or any of the other Loan Documents.

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                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT
     kk. Special Purpose Subsidiaries. With respect to each Special Purpose Subsidiary from time to time created or permitted to be created by Loan Parties pursuant Section 14(aa), Loan Parties shall, and shall cause each Special Purpose Subsidiary to, at all times comply with the following:

               (i) The organizational documents of each Special Purpose Subsidiary shall limit such Special Purpose Subsidiary's purposes to
          (A) as applicable, either (1) owning and operating the Royal Star Vessel in Brazil or (2) making an investment in a gaming business and
          (B) engaging in any other lawful act or activity and exercising any powers permitted to entities of the form of such Special Purpose Subsidiary under the laws of such Special Purpose Subsidiary's jurisdiction of organization, that are related or incidental to and necessary, convenient, suitable or advisable for the accomplishment of the purpose set forth in clause (A);

               (ii) Each Special Purpose Subsidiary's assets will be maintained in a manner that facilitates their identification and segregation from assets of Loan Parties and each Affiliate thereof and such Special Purpose Subsidiary shall not commingle its assets with the assets of Loan Parties or any Affiliate thereof (including the maintenance of separate bank deposit and checking accounts);

               (iii)   All   of  the   formalities   (including   corporate   or
          organizational formalities) regarding the separate existence of each Special Purpose Subsidiary shall be maintained;

               (iv) Each Special Purpose Subsidiary, each Loan Party and each Affiliate thereof shall indicate in its respective records and financial statements the separateness of each Special Purpose
          Subsidiary's assets and liabilities and each Special Purpose Subsidiary's financial statements, accounting records, other books and records, and other company documents are maintained separate and distinct from those of Loan Parties and each Affiliate thereof;

               (v) Each Special Purpose Subsidiary shall act only in its own name (or through d/b/a names established by such Special Purpose Subsidiary) and through authorized agents pursuant to its organizational documents;

               (vi)  Each  Special   Purpose   Subsidiary   shall  pay  its  own
          liabilities out of its own funds. No Special Purpose Subsidiary shall assume or guarantee any of the liabilities of Loan

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                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT

          Parties  or any  Affiliate  thereof  and none of Loan  Parties  or any
          Affiliate   thereof  shall  assume,   guarantee  or  pay  any  of  the
          liabilities of any Special Purpose Subsidiary;

               (vii) No Special Purpose Subsidiary shall engage in any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with Loan Parties or any Affiliate of it or of any Loan Parties, other than transactions permitted under Section 14(x) or pursuant to a Management Services Agreement;

               (viii) No Special Purpose Subsidiary shall merge or consolidate with any other Person or sell its properties and assets as, or substantially as, an entirety, unless the net proceeds to the Special Purpose Subsidiary are used to prepay the Loan pursuant to Section 4(d);

               (ix) No Special Purpose Subsidiary shall sell or otherwise transfer its right, title and interest in and to (1) the Royal Star Vessel, unless the net proceeds to the Special Purpose Subsidiary are at least $2.6 million and are applied in accordance with Section 4(f), or (2) the Investment acquired by such Special Purpose Subsidiary in exchange for the Gaming Investment, unless the net proceeds to the Special Purpose Subsidiary are used to prepay the Loan pursuant to
          Section 4(d); and

               (x) Except as expressly permitted under Section 14(x), Loan Parties shall contribute or otherwise transfer to a Special Purpose Subsidiary no assets. Upon creation of any Special Purpose Subsidiary hereunder, Loan Parties shall, and shall cause such Special Purpose Subsidiary to, deliver a certificate of a responsible officer of Loan Parties and such Special Purpose Subsidiary, in form and substance satisfactory to Lender and together with such supporting documentation as Lender shall request, that each Loan Party and such Special Purpose Subsidiary is in compliance and will continue to comply with the covenants set forth in this Section 14(kk).

     ll. Lien on Port or Similar Agreements. Upon execution and delivery of any port, berth, docking or similar agreements with respect to the Royal Star Vessel, the Borrower that is a party to such agreement shall execute and deliver to Lender such documents as Lender reasonably requires in order for Lender to obtain a perfected first priority lien on such port, berth, docking or similar agreements.

     mm. No Amendment of Port or Similar Agreements; Renewal of RBE Dock Lease. No Loan Party shall amend the Palm Beach Port Lease or RBE Dock Lease without prior written consent of Lender. On or prior to

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                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT
the termination of the RBE Dock Lease, RBE shall execute such documentation as is necessary to renew the RBE Dock Lease if the City of Riviera Beach is willing to so renew the RBE Dock Lease on terms substantially similar to those of the RBE Dock Lease as of the date hereof.

     nn. EBITDA. No Loan Party shall permit the EBITDA of ITGV's United States domestic operations, (i) to be less than the amounts set forth below, as of the applicable measurement period:

Measurement Period                                             Minimum EBITDA
------------------                                             --------------
for the 6 months ending July 3, 2005                           $5,400,000
for the 7 months ending July 31, 2005                          $6,000,000
for the 8 months ending August 28, 2005                        $6,750,000
for the 9 months ending October 2, 2005                        $7,500,000
for the 10 months ending October 30, 2005                      $8,500,000
for the 11 months ending November 27, 2005                     $9,500,000
for the 12 months ending January 1, 2006                       $10,500,000
for the 12 months ending January 29, 2006                      $10,500,000
for the 12 months ending February 26, 2006                     $10,500,000
for the 12 months ending April 2, 2006                         $10,500,000
for the 12 months ending April 30, 2006                        $10,500,000
for the 12 months ending May 28, 2006                          $10,750,000
for the 12 months ending July 2, 2006                          $11,100,000
for the 12 months ending July 30, 2006                         $11,500,000
for the 12 months ending August 27, 2006                       $11,750,000
for the 12 months ending October 1, 2006                       $12,000,000

and (ii) thereafter, to be less than $12,000,000 for any trailing twelve month period, measured as of the last day of each monthly period.

     oo. No Indebtedness. No Indebtedness with respect to any Borrower exists other than the Indebtedness set forth on the attached Schedule 14(t) or, other than Permitted Indebtedness, will be incurred by any Borrower. Borrower warrants and represents that the Indebtedness set forth on the attached Schedule 14(oo) is an accurate and complete schedule of all Indebtedness of any Borrower as of the date hereof.

     pp. Maintain Insurance. Borrower shall maintain the policies of insurance required by Section 13 of this Agreement from reputable insurance providers, and such policies provide adequate coverage for the reasonably foreseeable risks to and losses of Borrower and its respective Businesses. No notice of cancellation has been received with respect to such policies, and Borrower is in compliance with all conditions contained in such policies.

     qq. Post-Closing Port Lease Matters. On or before September 30, 2005, the Loan Parties shall have delivered to Lender (i) the Collateral Assignment duly acknowledged by an authorized signatory of the Port of Palm

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                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT

Beach and (ii) proof of the recordation of the Leasehold Mortgage and Security Agreement in the records of Palm Beach County, Florida.

     rr. ITGV Employee Bonuses. No Borrower shall pay, or cause to be paid, any amount of the ITGV Employee Bonuses unless and until ITB shall have contributed to ITGV as a cash equity contribution an amount equal to the total amount of the ITGV Employee Bonuses.

15. Reporting. From the date hereof until the Termination Date, Loan Parties shall provide Lender with the following:

     a. Within thirty (30) days of each calendar month, financial information regarding each Borrower and its respective Subsidiaries, consisting of consolidated unaudited balance sheets and related statements of income and cash flows, as of the close of such calendar month, each prepared in accordance with GAAP consistently applied (subject to the absence of footnotes and normal year-end adjustments).

     b. Within ninety (90) days of each fiscal year end, audited financial information regarding ITB and its Subsidiaries, consisting of consolidated audited balance sheets and statements of income and cash flows, each prepared in accordance with GAAP consistently applied, certified as to such consolidated statements without qualification by an independent certified public accounting firm of national standing or otherwise acceptable to Lender.

     c. Accompanying each of the financial statements described in Sections 15(a) and (b), a certificate of the chief financial officer of such Party certifying that (i) such consolidated financial information presents fairly in accordance with GAAP consistently applied (subject in the case of monthly financial information to the absence of footnotes and normal year-end adjustments) the financial position and results of operations of Loan Parties, on a consolidated basis, (ii) any other information presented therein is true and correct and complete in all material respects, and (iii) there was no Event of Default in existence as of such time or, if an Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Event of Default, and (ii) setting forth calculations (with such specificity as the Lender may reasonably request) of the period then ended which demonstrate compliance with 14(nn).

     d. Within five business days of receipt thereof by any Loan Party, copies of all management letters, exception reports or similar letters or reports by such Loan Party from its independent certified public accountants.

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                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT

     e. As soon as practicable, and in any event within two business days after an executive officer of any Loan Party has actual knowledge of the existence of an Event of Default or any other event that has had a Material Adverse Effect, notice specifying the nature of such Event of Default or event.

     f. Promptly upon their becoming available, copies of all bank statements in respect of the Controlled Accounts.

     g. Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements made available by ITB to its security holders and all regular and periodic reports filed with any governmental authority or private regulatory authority.

     h. Promptly upon learning thereof, written notice of any litigation commenced or threatened against any Loan Party that (i) seeks damages in excess of $100,000.00 or could reasonably be expected to exceed $100,000.00, (ii) seeks injunctive relief or (iii) alleges criminal misconduct by any Loan Party.

     i. Disclosure of losses or casualties required to be covered by insurance in accordance with Section 13 of this Agreement.

     j. Immediately upon receipt thereof (i) copies of any and all notices, letters, demands or other correspondence received from a governmental authority, and (ii) written notice of any oral communications between any employee, officer or agent of any Loan Party and any governmental authority, which communication could have, either at the moment or with the passage of time, a Material Adverse Effect .

     k. Such other financial and other information respecting Loan Parties' business or financial condition as Lender shall from time to time reasonably request, including without limitation, financial reports in form and substance satisfactory to Lender regarding Loan Parties.

     l. Immediately upon receipt thereof copies of notices of default under material contracts, leases or other agreements.

16. Cash Management System.

     a. On or prior to the date hereof, Borrower has established those accounts listed on Schedule 16(a) (collectively, "Controlled Accounts") with Wachovia Bank, National Association ("Controlled Account Bank"). Borrower shall deposit the proceeds of the Loan into a Controlled Account. Borrower shall maintain the Gaming Investment in a Controlled Account, until such time as Borrower makes a Permitted Investment therewith. Borrower shall maintain the Controlled Accounts from the date hereof until the Termination Date. Until the Termination Date,

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                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT

Borrower shall not close any Controlled Account or move any Controlled Account to another bank or financial institution other than the Controlled Account Bank without the prior written consent of Lender. Until the Termination Date, Borrower shall not commingle any other funds with the funds from time to time on deposit in the Controlled Accounts.

     b. On or prior to the date hereof, Borrower, Lender, PDS Funding 2004-A, LLC and Controlled Account Bank shall have entered into a four party account control agreement with respect to the Controlled Accounts (the "Controlled Account Agreement(s)"). Controlled Account Bank shall agree in the Controlled Account Agreement(s), among other things, that (i) all funds from time to time deposited into any Controlled Account and proceeds thereof are to be held by Controlled Account Bank in accordance with an Controlled Account Agreement, (ii) Controlled Account Bank has no rights of setoff or recoupment or any other claim against such account, as the case may be, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment, in each case, as expressly set forth in the Controlled Account Agreement(s), and (iii) from and after the Controlled Account Bank's receipt of a notice (an "Activation Notice") from the "Controlling Secured Party" (under and as defined in the Controlled Account Agreement(s)), the Controlling Secured Party shall have exclusive dominion and control of the Controlled Accounts, to the exclusion of Loan Parties, and the Controlled Account Bank shall forward immediately all amounts then on deposit in the Controlled Accounts to the bank account specified therein as the Controlling Secured Party's bank account and shall commence the process of daily sweeps from the Controlled Accounts into such bank account. The parties hereto agree that Controlling Secured Party may only deliver an Activation Notice to the Controlled Account Bank at any time that (1) an Event of Default has occurred and is continuing, (2) Controlling Secured Party reasonably believes based upon information available to it that an Event of Default has occurred, (3) Controlling Secured Party reasonably believes that an event or circumstance which is likely to have a Material Adverse Effect has occurred, or (4) Controlling Secured Party reasonably has grounds to question the integrity of the system of Controlled Accounts and Controlled Account Agreement(s) established hereby (collectively, the "Cash Management System") or Loan Parties' compliance with the provisions of this Section 16 or any other provisions of the Loan Documents to the extent related to such Cash Management System, provided that that with respect to clauses (2) through (4) above, Controlling Secured
Party shall only deliver such Activation Notice after (A) Controlling Secured Party has delivered written notice to ITGV Parties setting forth in reasonable detail the Controlling Secured Party's

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                                                                  PDS/PALM BEACH
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




basis for believing that it has grounds to deliver such Activation  Notice,  and
(B) within three (3) business days following delivery of such notice, ITGV Parties have not delivered to Controlling Secured Party evidence satisfactory to it that such grounds do not exist.

     c. Each Loan Party shall, and shall cause its officers, employees, agents or directors or other persons or entities acting for or in concert with such Loan Party (each a "Related Person") to, (i) hold in trust for Lender all checks, cash and other items of payment constituting Secured Property (including amounts described in the immediately succeeding sentence) received by such Loan Party or any such Related Person, and (ii) deposit into a Controlled Account, within one (1) Business Day after receipt by any Loan Party or Related Person, of any checks, cash or other items of payment constituting Secured Property (other than cash required for the day to day operation of the business, such as petty cash and "cage cash" not in excess of $2,500,000 in the aggregate in respect of the Princess Vessel and the Big Easy Vessel and an amount to be determined in respect of the Royal Star Vessel, which amount shall be subject to the approval of the Lender in its sole discretion; provided that if, in lieu of using Borrower's cage cash, Borrower instead engages a third party to provide cash for use in the casino of any of the Vessels ("Rented Cash"), Borrower shall deposit all amounts of cage cash into a Controlled Account and so long as such cage cash is deposited into a Controlled Account, Lender acknowledges and agrees that any amount of Rented Cash shall not be Collateral for purposes of this Agreement or the Security Agreement). ITGV Parties hereby acknowledge, without limitation, that any and all (A) dividends and other distributions from time to time payable to any Loan Party from any Special Purpose Subsidiary, and (B) proceeds, products and profits of any Secured Property constitute "Secured Property" for all purposes hereunder and under the other Loan Documents, subject to Lender's lien and subject to no other lien, security interest or other encumbrance other than those permitted pursuant to Section 10(f) or Section 14(u) of this Agreement.

     d. So long as no Event of Default has occurred and is continuing, Borrower may withdraw funds from time to time on deposit in the Controlled Accounts for use in accordance with this Agreement.

     e. Each Controlled Account shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which Borrower has granted a lien to Lender, pursuant to the Mortgages, the Security Agreement, the Pledge Agreement, the Turnberry Note Pledge, the OC Note Pledge and the Controlled Account Agreement.

17. Indemnities.

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                                                                  PDS/PALM BEACH
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




     a. (1) BORROWER SHALL ASSUME THE DEFENSE OF, INDEMNIFY AND HOLD HARMLESS THE LENDER AGAINST ANY LIEN OR CLAIM OF WHATSOEVER NATURE ON THE SECURED PROPERTY AND AGAINST ANY CLAIMS OF THIRD PARTIES AGAINST THE LENDER OR THE SECURED PROPERTY OF WHATSOEVER NATURE, INCLUDING CLAIMS FOR PERSONAL INJURIES, DEATH OR PROPERTY DAMAGE AND WITHOUT LIMITATION BY THIS ENUMERATION, PENALTIES OR FINES, EITHER CRIMINAL OR CIVIL ARISING FROM VIOLATION OF THE LAWS OF THE UNITED STATES OR ANY STATE THEREOF OR OF THE LAWS OF ANY COUNTRY OR SUBDIVISION THEREOF TO WHICH ANY VESSEL MAY BE SENT, WHETHER SUCH CLAIMS OR LIENS ARE FOUNDED OR UNFOUNDED PROVIDED SUCH LIEN OR CLAIM SHALL HAVE ARISEN FROM THE USE, OPERATION OR CUSTODY OF SUCH VESSEL BY BORROWER OR OUT OF ANY ACT OR NEGLECT ON BORROWER'S PART OR ON THE PART OF ITS EMPLOYEES, AGENTS, REPRESENTATIVES, OR CONTRACTORS. THE INDEMNITY SHALL INCLUDE ALL REASONABLE COSTS PAYABLE OR INCURRED IN DEFENDING OR INVESTIGATING SUCH CLAIMS OR LIENS.

         (2) SHOULD A SUIT OR ANY OTHER LEGAL PROCEEDING BE FILED AGAINST THE SECURED PROPERTY OR SHOULD THE SECURED PROPERTY BE LEVIED AGAINST, ARRESTED OR TAKEN INTO CUSTODY BY VIRTUE OF A LEGAL PROCEEDING ARISING OUT OF THE USE, OPERATION OR CUSTODY OF THE SECURED PROPERTY BY BORROWER OR OUT OF ANY ACT OR NEGLECT ON BORROWER'S PART OR ON THE PART OF BORROWER'S EMPLOYEES, AGENTS, REPRESENTATIVES, OR CONTRACTORS, BORROWER SHALL IMMEDIATELY NOTIFY LENDER OR LENDER SHALL IMMEDIATELY NOTIFY BORROWER AS THE CASE MAY BE, AND BORROWER SHALL TAKE IMMEDIATE ACTION TO FREE THE SECURED PROPERTY FROM THE CLAIM, DEMAND OR
LIEN THEREUPON PLACED AND OBTAIN THE RELEASE OF THE SECURED PROPERTY FROM CUSTODY OR ARREST.

         (3) IN THE EVENT THAT BORROWER FAILS TO FULFILL ITS OBLIGATIONS UNDER THIS SECTION, LENDER MAY UNDERTAKE SAME AT THE EXPENSE OF BORROWER.

     b. (1) LENDER SHALL ASSUME THE DEFENSE OF, INDEMNIFY AND HOLD HARMLESS THE BORROWER AGAINST ANY LIEN OR CLAIM OF WHATSOEVER NATURE ON THE SECURED PROPERTY AND AGAINST ANY CLAIMS OF THIRD PARTIES AGAINST THE BORROWER OR

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                                                                  PDS/PALM BEACH
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




THE SECURED PROPERTY OF WHATSOEVER NATURE INCLUDING CLAIMS FOR PERSONAL INJURIES, DEATH OR PROPERTY DAMAGE AND WITHOUT LIMITATION BY THIS ENUMERATION, PENALTIES OR FINES ARISING FROM VIOLATION OF THE LAWS OF THE UNITED STATES OR ANY STATE THEREOF WHETHER SUCH CLAIMS OR LIENS ARE FOUNDED OR UNFOUNDED PROVIDED SUCH LIEN OR CLAIM SHALL HAVE ARISEN FROM THE USE, OPERATION OR CUSTODY OF THE SECURED PROPERTY BY LENDER OR OUT OF ANY ACT OR NEGLECT ON LENDER'S PART OR ON THE PART OF ITS EMPLOYEES, AGENTS, REPRESENTATIVES OR CONTRACTORS. THE INDEMNITY SHALL INCLUDE ALL REASONABLE COSTS PAYABLE OR INCURRED IN DEFENDING OR INVESTIGATING SUCH CLAIMS OR LIENS.

         (2) SHOULD A LIBEL BE FILED AGAINST THE SECURED PROPERTY OR SHOULD THE SECURED PROPERTY BE LEVIED AGAINST, ARRESTED OR TAKEN INTO CUSTODY ALL DURING THE TERM BY VIRTUE OF LEGAL PROCEEDING ARISING OUT OF THE USE, OPERATION OR CUSTODY OF THE SECURED PROPERTY BY LENDER OR OUT OF ANY ACT OR NEGLECT ON LENDER'S PART OR ON THE PART OF LENDER'S EMPLOYEES, AGENTS, REPRESENTATIVES OR CONTRACTORS, BORROWER SHALL IMMEDIATELY NOTIFY LENDER AND LENDER SHALL TAKE IMMEDIATE ACTION TO FREE THE SECURED PROPERTY FROM THE CLAIM, DEMAND OR LIEN THEREUPON PLACED AND OBTAIN THE RELEASE OF THE SECURED PROPERTY FROM CUSTODY OR ARREST.

         (3) IN THE EVENT LENDER FAILS TO FULFILL ITS OBLIGATIONS UNDER THIS SECTION, BORROWER MAY UNDERTAKE SAME AT THE EXPENSE OF LENDER.

18. Events of Default. Borrower or Guarantor, as the case may be, shall be deemed in default under this Agreement upon the occurrence of any one of the following events ("Event of Default"):

     a. Failure to make any payment of principal and interest within 10 days of when due under the Note;

     b. Borrower's cancellation, termination, alteration, or rescission of the Authorization for Automatic Payment without the prior approval of Lender;

     c. Borrower's rejection of any authorized withdrawal, payment or entry permitted by the Authorization for Automatic Payment;

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                                                       LOAN & SECURITY AGREEMENT

     d. Any Borrower (or Guarantor with regard to those provisions under which all Loan Parties are obligated) shall fail or neglect to perform, keep or observe any of the provisions of Sections 4(g), 4(h), 4(j), 4(k), 14(t) through 14(rr) (other than Sections 14(y), 14(dd)(ii), 14(dd)(v), 14(ee), 14(ff) and 14(kk)(ii)-(iv)) or 16;

     e. Any Loan Party (or Guarantor with regard to those provisions under which all Loan Parties are obligated) shall fail or neglect to perform, keep or observe any of the provisions of Sections 14(y), 14(dd)(ii), 14(dd)(v), 14(ee), 14(ff) or 14(kk)(ii)-(iv), and the same shall remain unremedied for ten (10) days or more; provided, however, that such ten day grace shall not be applicable where a breach or threatened breach of any provision of any such section would cause irreparable harm to Lender, and Lender may immediately seek equitable relief in a court of competent jurisdiction to enjoin such breach;

     f. Any Loan Party shall fail or neglect to perform, keep or observe in any material respect any other obligation under this Agreement or the Loan Documents (other than the obligations described in (a)-(e) of this Section 18), or any other written agreement between Lender and such Loan Party, its Subsidiaries or Affiliates, regardless of whether such other agreement covers the same or similar maritime vessel or gaming equipment, and the same shall remain unremedied for thirty (30) days or more; provided, however, that such thirty day grace shall not be applicable where a breach or threatened breach of any such obligation would cause irreparable harm to Lender, and Lender may immediately seek equitable relief in a court of competent jurisdiction to enjoin such breach;

     g. Any Borrower shall generally fail to pay its debts as they become due (except for a delay in paying trade payables, which delay shall be in the ordinary course of such Borrower's business, consistent with past practice), shall make an assignment for the benefit of its creditors, shall admit in writing its inability to pay its debts as they become due, shall file a petition under any chapter of the Federal Bankruptcy Code or any similar law, state or federal, now or hereafter existing, shall become "insolvent" as that term is generally defined under the Federal Bankruptcy Code, shall in any involuntary bankruptcy case commenced against it file an answer admitting insolvency or inability to pay its debts as they become due, or shall fail to obtain a dismissal of such case within one hundred twenty (120) days after its commencement or convert the case from one chapter of the Federal Bankruptcy Code to another chapter, or be the subject of an order for relief in such bankruptcy case, or be adjudged a bankrupt

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                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT
or insolvent, or shall have a custodian, trustee or receiver appointed for, or have any court take jurisdiction of its property, or any part thereof, in any proceeding for the purpose of reorganization, arrangement, dissolution or liquidation, and such custodian, trustee or receiver shall not be discharged, or such jurisdiction shall not be relinquished, vacated or stayed within sixty (60) days of the appointment;

     h. Any Borrower materially defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced, any indebtedness of Borrower for money borrowed, whether such indebtedness now exists or shall be created hereafter, which material default (monetary or otherwise) is not cured within (30) days;

     i. Any Borrower shall be dissolved, liquidated or wound up or is enjoined, restrained, fails or is in any way prevented from maintaining its existence as a going concern in good standing (excepting, however, reorganizations, consolidations and/or mergers into or with, and sales to, affiliates owned by, owning or under common control of or with Borrower and reorganizations, consolidations and/or mergers resulting from the death of Frances W. Murray);

     j. Any Borrower attempts to remove, sell, transfer, encumber, part with possession or sublet any part of the Secured Property including, without limitation, the Vessel without the prior written consent of Lender other than in the ordinary course of business or as otherwise provided in this Agreement;

     k. Any part or equipment of the Secured Property including, without limitation, the Vessel, which is material to the operation of any Borrower's business or the functionality of the Secured Property including, without limitation, the Vessel, is lost, stolen, materially changed or destroyed, and is not replaced by Borrower within a reasonable period of time;

     l. Failure of any Borrower to maintain the insurance required by this Agreement, the Leases or the Loan Documents;

     m. Failure of any Borrower to maintain in full force and effect the licenses, permits and certifications that are required under any applicable gaming laws for the operation of Borrower's business;

     n. The revocation of any gaming license of any Borrower;

     o. The denial of any gaming license of any Borrower reasonably required for the operation of such Borrower's business;

     p. Failure of any Borrower to comply with all applicable gaming statues and regulations;

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                                                                  PDS/PALM BEACH
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




     q. Any merger, consolidation, sale, change in control of any Borrower (other than a change in control resulting from the death of Frances W. Murray) or any transfer of a majority of any Borrower's business or assets, without Lender's prior written consent, such consent not to be unreasonably withheld;

     r. Any representation or warranty herein or in any Loan Document, written statement, report, financial statement or certificate made or delivered to Lender by or on behalf of any Loan Party is untrue or incorrect in any material respect as of the date when made or deemed made;

     s. Any Secured Property with a fair market value of $100,000.00 or more is attached, seized, levied upon or subjected to a writ or distress warrant, or come within the repossession of any receiver, trustee, custodian or assignee for the benefit of creditors of any Person and such condition continues for thirty
(30) days or more;

     t. A final judgment or judgments for the payment of money in excess of $100,000.00 in the aggregate at any time are outstanding against any Borrower and the same are not, within thirty (30) days after entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay; and/or

     u. Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or any Loan Party shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any lien created under any Loan Document ceases to be a valid and perfected first priority lien (except as otherwise permitted herein or therein) in any of the Secured Property purported to be covered thereby.

19. Lender Remedies. Borrower acknowledges that if any Event of Default occurs and is continuing after the expiration of any applicable cure period, Lender may, in addition to any and all rights and remedies it may have at law or in equity, without notice to or demand upon any party to this Agreement and at its sole option, terminate this Agreement and thereafter:

     a. Declare all amounts remaining unpaid under this Agreement and the Note, immediately due and payable and interest shall accrue on any outstanding balance due Lender in accordance with this Agreement and the Note;

     b. Proceed by appropriate court action or other proceeding, either at law or in equity to enforce performance by Borrower of any and all covenants of this Agreement or the Note;

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                                                                  PDS/PALM BEACH
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




     c. Proceed by appropriate court action or other proceeding at law or in equity to enforce performance by Borrower of any and all covenants of this Agreement or the other Loan Documents, including foreclosure upon and sale of the Big Easy Vessel, the Princess Vessel or the Royal Star Vessel in accordance with the respective Mortgage, or any other remedy available pursuant to the respective Mortgages;

     d. Proceed immediately to exercise each and all of the powers, rights, remedies and privileges reserved or granted to Lender under this Agreement, the Note or any of the Loan Documents;

     e. Immediately seek equitable relief in a court of competent jurisdiction to enjoin a breach of this Agreement where said breach or threatened breach would cause irreparable harm to Lender; and/or

     f. Exercise any other rights or remedies provided or available to Lender at law or in equity. With respect to any exercise by Lender of its right to recover and/or dispose of the Vessels under this Agreement, Borrower acknowledges and agrees as follows: (i) Lender shall have no obligation, subject to the requirements of commercial reasonableness, to clean-up or otherwise prepare any Vessel for disposition, (ii) Lender may comply with any applicable state, federal, international or maritime law requirements in connection with any disposition of any Vessel and any actions taken in connection therewith shall not be deemed to have adversely affected the commercial reasonableness of any disposition of such Vessel, (iii) If Lender purchases any of the Vessels at public or private sale, Lender may pay for the same by crediting some or all of Borrower's obligations under this Agreement, the Note or the Mortgages.

     No waiver by Lender, its affiliates, successors or assigns, of any default, including, but not limited to, acceptance of late payment after the same is due, shall operate as a waiver of any other default or of the same default on a future occasion. In the Event of Default, Lender shall be entitled to recover all costs, expenses, losses, damages and legal costs (including reasonable attorneys' fees) reasonably incurred by Lender in connection with the enforcement of Lender's remedies. All rights and remedies of Lender are cumulative and are in addition to any other remedies provided for at law or in equity, including the Uniform Commercial Code, if applicable, and may, to the extent permitted by law, be exercised concurrently or separately. A termination hereunder shall occur only upon written notice by Lender to Borrower and no repossession or other act by Lender after default shall relieve Borrower from any of its obligations to Lender hereunder unless Lender so notifies Borrower in writing. In the event of a

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                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT
default by Borrower, Lender may, at its option, declare this Agreement terminated without further liability or obligation to Borrower.

20. Requisition or Seizure or Forfeiture. Requisition of the use or title of the Vessel, seizure or forfeiture by any government or governmental authority on a bareboat, time or voyage charter basis, during the Term even though at the time of such requisition the Borrower shall have been deprived of, or limited in, the use of the Vessel to any extent and for any duration, for whatever cause, shall not terminate or extend this Agreement. The Borrower shall continue to make payment pursuant to the terms of this Agreement and the Note without interruption or abatement and shall remain liable for all other obligations under this Agreement and the Note. The foregoing provisions shall be without prejudice to the rights of the Lender and the Borrower against other parties in respect of any such charges or expenses.

21. Inspection by Lender. The Lender or its authorized representative may inspect each Vessel at any time during the Term of this Agreement upon reasonable notice to the Borrower and provided such inspection does not delay such Vessel's employment.

22. Assignment of Loan Agreement. Borrower acknowledges and agrees that Lender may sell, assign, mortgage, or otherwise transfer its interest hereunder and/or in each of the Loan Documents, or any of the Secured Property, including without limitation, the Big Easy Vessel, the Princess Vessel or the Royal Star Vessel to others ("Assignees") without any consent of Borrower, provided however that Borrower shall be promptly notified of any assignment and that each Assignee shall expressly take assignment subject to this Agreement and agree to recognize Borrower's rights under this Agreement, including expressly the right to quiet enjoyment, use and possession of any of the Big Easy Vessel, the Princess Vessel or the Royal Star Vessel so long as no Event of Default exists under any of the Note or this Agreement; provided further that, notwithstanding the foregoing, if such Assignee is PDS Funding 2004-A, LLC or any of its successors or assigns, such assignment shall be taken subject to the terms of that certain Notice, Consent and Acknowledgment of Assignment or Sale of even date herewith by and among Lender, Borrower and PDS Funding 2004-A, as amended. Accordingly, Borrower and Lender agree that upon such assignment, Borrower (i) shall acknowledge such assignment in writing by executing a Notice, Consent and Acknowledgment of Assignment furnished by Lender; (ii) shall promptly pay all principal and interest due under the Note when due to the designated Assignees, notwithstanding any defense, setoff, abatement, recoupment, reduction or counterclaim whatsoever that Borrower may have against Lender; (iii) shall not permit this Agreement, the Note,

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                                                                  PDS/PALM BEACH
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




the Mortgages, any other Loan Document or any other documents between Lender and Borrower so assigned to be amended or the terms thereof waived without the prior written consent of the Assignees; (iv) shall not require the Assignees to perform any obligations of Lender under this Agreement, the Note, the Mortgages, any other Loan Document or any other documents between Lender and Borrower so assigned; (v) shall not terminate or attempt to terminate this Agreement, the Note, the Mortgages, any other Loan Document or any other documents between Lender and Borrower so assigned on account of any default by Lender, so long as such default does not result in the denial of Borrower's quiet enjoyment, use and possession of any of the Vessels; and (vi) acknowledges that any Assignee may reassign its rights and interest with the same force and effect as the assignment described herein. Borrower shall not assign this Agreement, the Note or any other Loan Documents or assign its rights in or sublet any of the Vessels, or any interest therein, without Lender's and its Assignee's prior written consent, which consent shall not be unreasonably withheld.

23.  Termination  Rights.   Notwithstanding  anything  contained  in  this  Loan
Agreement to the contrary, the obligations of the parties to consummate the Funding may be terminated at any time prior to the Closing:

     a. by the mutual consent of the parties hereto; or

     b. by either Lender or Borrower if the Funding shall not have occurred on or before July 29, 2005 (or such later date as may be mutually agreed to by the parties hereto) otherwise than as a result of a breach of this Loan Agreement by the party seeking to terminate under this Section 23(b).

24. Governing Law, Jurisdiction, Waiver of Jury Trial and Punitive Damages.

     a. The interpretation of this entire agreement shall be governed by the laws of the State of Nevada. If any provision of this Agreement is unenforceable under applicable law, such provision shall be void and the other provisions hereof shall continue in full force and effect. The parties shall use their best efforts to resolve by agreement any problem which may arise as a result of any changes in applicable law or regulations affecting performance of this Agreement.

     b. The terms and provisions of this Agreement, the Note, the Loan Documents, the Guaranty and any related documents constitute the entire agreement between the parties hereto and this Agreement shall not be amended or supplemented, or any term or provision thereof waived except in writing signed by the party or parties to be bound thereby and no promise, agreement, warranty, or representation not set forth herein, therein or in such written amendment or supplement shall be of any force or effect. In the event that any provision of this Agreement

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                                                                  PDS/PALM BEACH
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




conflicts with the provisions of the Note dated of even date herewith between Lender and Borrower, the terms of this Agreement shall govern.

     c. Each of the parties irrevocably and unconditionally (i) agrees that any legal suit, action or proceeding brought by a party hereto arising out of or based upon this Agreement shall exclusively be brought in the United States District Court for the District of Nevada ("District of Nevada"), (ii) waives, to the fullest extent it may effectively do so, any objection with it may now or hereafter have to the laying of venue of any such proceeding brought in the District of Nevada, and any claim that any such action or proceeding brought in the District of Nevada has been brought in an inconvenient forum, (iii) submits to the exclusive jurisdiction of the District of Nevada in any suit, action or proceeding, and (iv) agrees that the losing party shall pay to the prevailing party the attorneys' fees and expenses incurred by the prevailing party in such action. If for any reason the District of Nevada lacks jurisdiction over a matter arising out of or based upon this Agreement, the District Court for the State of Nevada in Clark County, Nevada ("Nevada State Court") shall then have exclusive jurisdiction and all other provisions of this paragraph shall remain valid and enforceable in such court.

     d. Each of the parties agrees and acknowledges that any controversy that may arise under this Agreement, whether filed in the District of Nevada, the Nevada State Court or otherwise, is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement.

     e. Each of the parties hereby irrevocably and unconditionally waives any right it may have to claim and receive an award for punitive damages for any claim arising out of or relating to this Agreement, or the breach, termination or validity of this Agreement.

25. Log Books. Borrower's crew shall maintain full and complete logs and at Lender's request, Borrower shall furnish to Lender true copies of said logs.

26. Trading Limits. During the Term of this Agreement, the parties agree that the Vessel shall have a trading limit of inland, tributary, coastal and nearby adjacent waters of the United States (and, in the case of drydocking only, Bahamas; Gulf of Mexico; and Caribbean), unless otherwise agreed upon by Lender prior to any extension of such trading limit. In the event a Contingent Event, as defined herein, has occurred or is continuously occurring, such trading limit may be extended with respect to the Royal Star Vessel only to foreign ports; provided, however,

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                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT

Borrower shall provide for the assignment of the respective port, berth or docking agreements to Lender, in a manner approved by Lender. Borrower further agrees to cooperate with Lender and execute any documents reasonably necessary to protect or maintain Lender's mortgage or security interest in either Vessel.

27. Release of Mortgages. Provided no Event of Default has occurred and is continuing under this Agreement and Borrower has paid to Lender the prepayment described in Section 4(f) with respect to the Royal Star Vessel, including, without limitation, any applicable prepayment penalties or fees, Lender agrees to release the Royal Star Mortgage imposing a preferred lien upon such Royal Star Vessel.

28. Business Policy Provisions. Borrower agrees to comply with all laws and lawful regulations, including any gaming laws, regulations, licenses or permits, applicable to any activities carried out in the name of or representative of Borrower under this Agreement. Borrower agrees that all financial settlements and reports rendered to Lender under this Agreement will, to the best of its knowledge and belief, reflect properly the facts about all activities and transactions handled for the account of Borrower which data may be relied upon as being complete and accurate in any further recording and reporting made by Lender for whatever purpose. Borrower agrees to notify Lender promptly upon discovery of any instances where the Borrower fails to comply with provisions above.

29. Privileged Licenses. Borrower acknowledges that Lender, its parent company, Subsidiaries and affiliates, are businesses that are or may be subject to and exist because of privileged licenses issued by governmental authorities. If requested to do so by Lender, Borrower, and its agents, employees and subcontractors, shall obtain any license, qualification, clearance or the like which shall be reasonably requested or required of any of them by Lender or any regulatory authority having jurisdiction over Lender or any parent company, subsidiary or affiliate of Lender. If Borrower, or its agents, employees, or subcontractors, fails to satisfy such requirement or if Lender or any parent company, subsidiary or affiliate of Lender is directed to cease business with Borrower or its agents, employees or subcontractors by any such authority, or if Lender shall in good faith determine, in Lender's sole and exclusive judgment, that Borrower, or any of its agents, employees, subcontractors, or representatives (i) is or might be engaged in, or is about to be engaged in, any activity or activities, or (ii) was or is involved in any relationship, either of which could or does jeopardize Lender's business or such licenses, or those of a parent company, subsidiary or affiliate, or if any such license is threatened to be, or is, denied, curtailed, suspended or revoked, this Agreement may be immediately terminated by Lender without further liability to Borrower. Borrower further acknowledges its understanding that it is illegal for a denied gaming license applicant or a revoked gaming licensee, or a business

                                       49
                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT
entity under such a Person's control, to enter or attempt to enter into a contract with Lender, its parent company, Subsidiaries or any affiliate, without the prior approval of the Nevada Gaming Commission or other applicable gaming authorities. Borrower affirms that it is not such a Person and that it is not under the control of such a Person; and agrees that this Agreement is subject to immediate termination by Lender, without further liability to Borrower if Borrower is or becomes such a Person or is under the control of such a person.

30. Notices. Any written notice required or authorized to be given hereunder by either party to the other may be given by postage prepaid letter or by telegram, cable, telex, facsimile or other similar means,

         TO THE LENDER:
         6280 Annie Oakley Drive
         Las Vegas, Nevada 89120
         Telefax Number:  702-740-8696
         Telephone Number:  702-736-0700
         Attention:  Johan P. Finley

         TO THE BORROWER:
         One East 11th Street, Suite 500
         Riviera Beach, Florida 33404
         Telefax Number: (561) 273-4314
         Telephone Number: (561) 227-2611
         Attention:  Jerry Winters

or to such other address or addresses as may from time to time be specified by either party to the other in writing.

31. Miscellaneous.

     a. This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

     b. This  Agreement  shall be binding  upon and inure to the  benefit of the
parties  and  their  respective,   permitted   successors,   heirs,   executors,
administrators, assigns, and all Persons claiming by, through or under them.

     c. Neither party shall violate any law or regulation including, without limitation, any gaming law or regulation or to engage in any act or omission which tends to bring discredit upon the gaming industry or otherwise jeopardizes the other party's ability to engage in business with businesses licensed by any applicable regulatory authorities. Each party shall use its good faith judgment in determining whether any such violation, act or omission of the other party or its directors, officers or managers, if any, places such party's business or licenses at risk.

                                       50
                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT

     Borrower acknowledges that Lender, its Subsidiaries and affiliates, have a positive reputation in the finance and gaming industry and that Lender and its Subsidiaries and affiliates are subject to regulation and licensing and desire to maintain their reputation and receive positive publicity. Borrower therefore agrees that throughout the Term, Borrower's directors, officers and managers will not conduct themselves in any manner that materially adversely affects or is detrimental to, Lender, its Subsidiaries or affiliates, and will not directly or indirectly make any oral, written or recorded private or public statement or comment that is disparaging, critical or defamatory of Lender or its Subsidiaries or affiliates.

     d. Lender and Borrower and their respective employees shall keep all statistical, financial, confidential, and/or personal data with respect to the other party requested, received, developed, stored or viewed by Lender or Borrower in connection with this Agreement in the strictest confidence. Lender and Borrower agree not to divulge to third parties, without the written consent of the other party, any such information unless: (i) the information is known to the disclosing party prior to obtaining the same; (ii) the information is, at the time of disclosure by the disclosing party, then in the public domain; (iii) the information is obtained by the disclosing party from a third party who did not receive same, directly or indirectly from the disclosing party and who has no obligation of secrecy with respect thereto; or (iv) the disclosing party is obligated to divulge the information to a governmental or regulatory authority having competent jurisdiction over the disclosing party or its business, provided that in such event the disclosing party shall provide the other party with prior written notice and upon the non-disclosing party's request cooperate with such party to prevent such disclosure.

     e. This Agreement may be executed in as many counterparts as may be deemed necessary and convenient, and by the different parties hereto on separate counterparts, each of which, when so executed or otherwise authenticated, shall be deemed to be an original, but all such counterparts together shall constitute but one and the same document.

     f. The parties further covenant and agree to do, execute and deliver, or cause to be done, executed and delivered, and covenant and agree to use their best efforts to cause their successors and assigns to do, execute and deliver, or cause to be done, executed and delivered, all such further acts, transfers and assurances, for implementing the intention of the parties under this Agreement, as the parties reasonably shall request. The parties agree to execute any additional instruments or agreements necessary to carry out the intent of this Agreement.

                                       51
                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT

     g. Each party shall obtain and maintain on an active and current basis, all licenses, permits, registrations, approvals and other authority as may be required from any applicable federal, state, tribal and local governments and agencies having jurisdiction over the subject matter of this Agreement.

     h. If more than one Borrower is named in this Agreement the liability of each shall be joint and several. Lender may bring and prosecute a separate action against separate, individual Borrowers to enforce any one or more Borrowers' liability hereunder, whether or not any action is brought against any other Borrower or any other person and whether or not any Borrower or any other person is joined in such action or actions. Nothing shall prohibit Lender from exercising its rights against any separate Borrower and any other person simultaneously, jointly and/or severally. Each Borrower shall be bound by each and every ruling, order and judgment obtained by Lender against any Borrower in respect of the obligations, whether or not such Borrower is a party to the action or proceeding in which such ruling, order or judgment is issued or rendered.

     i. Neither this Agreement nor the Note shall create any joint venture or partnership between the parties. Nothing contained in this Agreement shall confer upon either party any proprietary interest in, or subject a party to any liability for or in respect of the business, assets, profits, losses or obligations of the other. Nothing herein contained shall be read or construed so as to make the parties a partnership, nor shall anything contained herein be read or construed in any way to restrict the freedom of either party to conduct any business or activity whatsoever without any accountability to the other party. Neither party shall be considered to be an agent or representative of the other party or have any authority or power to act for or undertake any obligation on behalf of the other party except as expressly authorized by the other party in writing. Any such unauthorized representation or action shall be considered a breach of this Agreement.

     j. The monies owed by Borrower herein shall be paid in full when due under the terms of this Agreement and the Note without right of setoff of any monies owed by Lender to Borrower under any other agreement or for any other purpose.

     k. Each term, covenant, condition or provision of this Agreement shall be viewed as separate and distinct, and in the event that any such term, covenant, condition or provision shall be held by a court of competent jurisdiction to be invalid, the remaining provisions shall continue in full force and effect.

                                      52
                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT

     l. Borrower understands and acknowledges that prior to Closing, this Agreement, at Lender's discretion, may be subject to Borrower and its principals completing and submitting to Lender a due diligence compliance questionnaire (including an Authorization for the Release of Information) and being found suitable by Lender's Compliance Committee. Notwithstanding any other provision in this Agreement to the contrary, Lender may terminate this Agreement without further obligation or liability to Borrower if, in the judgment of Lender's Compliance Committee, the relationship with Borrower or its principals could subject Lender to disciplinary action or cause Lender to lose or become unable to obtain or reinstate any federal, state and/or foreign registration, license or approval material to Lender's business or the business of any subsidiary of Lender.

     m. The failure of any party to insist, in any one or more instances, upon performance of any of the provisions of this Agreement, the Note or the Loan Documents or to take advantage of any of its rights hereunder shall not operate as a waiver thereof or preclude any other or further exercise thereof or the exercise of any other right or power. Accordingly, the acceptance of any payment by Lender after it is due shall not be deemed to be a waiver of any breach by Borrower of its obligations under this Agreement, the Note or any Loan Documents.

     n. This Agreement may be executed in one or more counterparts, each of which when take together, shall constitute one instrument.


                                       53
                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

LENDER:

PDS GAMING CORPORATION
By:__________________________________
Name:________________________________
Its:_________________________________


                              SIGNATURE PAGE 1 OF 3
                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT

BORROWER:

ROYAL STAR ENTERTAINMENT, LLC,
a Delaware limited liability company

By:__________________________________
Name:________________________________
Its:_________________________________

ITG VEGAS, INC.,                            ITG PALM BEACH, LLC,
a Nevada corporation                        a Delaware limited liability company
By:__________________________________       By:_________________________________
Name:________________________________       Name:_______________________________
Its:_________________________________       Its:________________________________

CRUISE HOLDINGS I, LLC,                     CRUISE HOLDINGS II, LLC,
a Nevada limited liability company          a Nevada limited liability company
By:__________________________________       By:_________________________________
Name:________________________________       Name:_______________________________
Its:_________________________________       Its:________________________________

RIVIERA BEACH ENTERTAINMENT, LLC,
a Delaware limited liability company
By:__________________________________
Name:________________________________
Its:_________________________________


                              SIGNATURE PAGE 2 OF 3
                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT

GUARANTOR:

INTERNATIONAL THOROUGHBRED BREEDERS, INC.,      PALM BEACH MARITIME CORPORATION,
a Delaware corporation                          a Delaware corporation
By:__________________________________           By:_____________________________
Name:________________________________           Name:___________________________
Its:_________________________________           Its:____________________________



INTERNATIONAL THOROUGHBRED GAMING               PALM BEACH EMPRESS, INC.,
DEVELOPMENT CORPORATION,                        a Delaware corporation
a New Jersey corporation
By:__________________________________           By:_____________________________
Name:________________________________           Name:___________________________
Its:_________________________________           Its:____________________________




                              SIGNATURE PAGE 3 OF 3

                                                                  PDS/PALM BEACH
                                                       LOAN & SECURITY AGREEMENT